UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Kelly Services, Inc.

(Name of Registrant as Specified In Its Charter)

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Kelly®

2020 PROXY STATEMENT & NOTICE OF ANNUAL MEETING OF STOCK HOLDERS

LETTER FROM THE CHAIRMAN OF THE BOARD

April 6, 2020

Dear Stockholders:

2019 saw a leadership transition for our Company and continued progress in corporate governance.

On October 1, 2019, Peter Quigley became our new President and CEO and joined our Board of Directors. George Corona stepped down as President and CEO for his planned retirement on June 30, 2020. Peter was selected following an extensive succession process conducted by the Board, involving internal and external candidates. Prior to becoming President and CEO, Peter spent 17 years in varied and demanding leadership roles at Kelly. With the support of the Board, Peter is leading the Company’s strategic transformation into a specialty talent company.

On behalf of the Board, I want to express our gratitude to George for his exceptional leadership. He has helped Kelly become a more focused company, make solid investments in technology and the future of work, and stay aligned with our Noble Purpose of connecting people to work in ways that enrich their lives. We are grateful for his 25 years of service to Kelly and pleased that George will remain on our Board and will be contributing his experience to Peter’s transition.

I would also like to take this opportunity to thank Takao Wada for his distinguished service on the Board. Mr. Wada served as the designated representative of Persol Holdings, LLC, Kelly’s strategic partner in the Asia-Pacific region, and is not standing for re-election.

The Board is committed to sound corporate governance as a means of enhancing long-term stockholder value. We have a majority independent Board and fully independent Audit and Compensation Committees. Following our Annual Meeting, when we will make new committee assignments, our Corporate Governance and Nominating Committee will be fully independent. That will bring us to the important milestone of satisfying all the Nasdaq independence requirements for board and board committees that are applicable to non-controlled companies.

As of this writing, like most businesses throughout the world, we are confronting serious challenges raised by COVID – 19 (“Coronavirus”) for our Company, employees, and business partners. In response, Kelly implemented its emergency management procedures under which a cross-functional Emergency Management Team was assembled to coordinate crisis management for the organization, including containment measures, policies, communications, and resources. We have implemented measures designed to protect the health and safety of Kelly employees, including initiating travel restrictions, barring in-person attendance at conferences and large events, and restricting nonessential visitors from our buildings. Kelly’s adoption of information technology systems and policies that enable remote work are proving to be extremely beneficial during this time, and Kelly workers are able to perform nearly all essential functions remotely. When possible, Kelly is also working with its customers to implement remote work plans for temporary employees. Kelly will continue to adapt its approach in light of government actions, best practices, and the recommendations of public health officials. As we get closer to the date of the Annual Meeting, we will determine whether it is advisable to hold our Annual Meeting as a virtual meeting. Whatever format it ultimately takes, I hope you will be able to attend our Annual Meeting on May 6, 2020.

Sincerely,
DONALD R. PARFET
Chairman of the Board

1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 6, 2020

Dear fellow Stockholders:

We are pleased to invite you to join our Board, senior leadership, and other associates of Kelly Services, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders, to be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4716, on Wednesday, May 6, 2020 at 11:00 a.m., Eastern Daylight Time.

As a precaution regarding the Coronavirus or COVID-19, we may hold our annual meeting over the web in a virtual meeting format instead of holding the meeting in Michigan. If we take this step, we would publicly announce a determination to hold a Virtual Annual Meeting in a press release available at kellyservices.com as soon as practicable before the meeting. The press release would include instructions as well as a webcast link from which to access the 2020 Annual Meeting of Stockholders on the above date and time, via live audio webcast, but only if the meeting is not held in Michigan.

At the Annual Meeting, you will be asked to consider the following proposals:

1.	election of nine Board-recommended director nominees;

2.	advisory approval of the Company’s executive compensation;

3.	ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year; and

4.	transaction of any other business as may properly come before the Meeting.

If you were a holder of record of the Company’s Class B Common Stock at the close of business on the Record Date, March 16, 2020, you are entitled to vote at the Annual Meeting.

Please promptly submit your vote by internet, telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form in the postage-paid envelope provided so that your shares will be represented and voted at the meeting.

Thank you for your interest in Kelly.

By Order of the Board of Directors
JAMES M. POLEHNA
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 6, 2020.

The following materials, also included with the Notice of Annual Meeting of Stockholders, are available for view on the Internet:

•	Proxy Statement for the Annual Meeting of Stockholders

•	Annual Report to Stockholders, including Form 10-K, for the year ended December 29, 2019

To view the Proxy Statement or Annual Report visit: www.envisionreports.com/kelyb.

Please refer to the enclosed Proxy Card and Proxy Statement for information on voting options:

Internet — Scan QR Code — Telephone — Mail

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3

CEO and Other Named Executive Officers Pay Mix	35
Elements of Compensation for Named Executive Officers	36
2020 Executive Incentive Plans	37
Process for Determining Executive Compensation	37
Role of the Compensation Committee	37
Role of the Independent Compensation Consultant	37
Role of Management	37
Comparator Data	38
Tally Sheets	38
Senior Officer Performance Reviews and Succession Planning	38
Compensation Programs: Decisions and Actions in 2019	39
CEO Transition	39
Base Salary	39
Annual Cash Incentive	40
Long-Term Incentives	43
Retirement Benefits	47
Health and Welfare Benefits	47
Perquisites	47
Senior Executive Severance Plan	48
General Severance Plan	48
Governance of Executive Compensation Programs	48
Annual Say on Pay Vote	48
Executive Stock Ownership and Retention Requirements	48
Incentive Compensation Recovery (“Clawback”) Policy	49
Hedging and Pledging of Shares	49
Tax and Accounting Considerations	49
Deductibility of Executive Compensation	49
Compensation Committee Report	50
2019 Executive Compensation Tables	51
Summary Compensation Table 2019	51
Grants of Plan-Based Awards 2019	53
Outstanding Equity Awards at Fiscal Year End 2019	54
Option Exercises and Stock Vested 2019	55
Nonqualified Deferred Compensation 2019	55
Potential Payments Upon Termination 2019	56
CEO Pay Ratio	61
Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2019 Fiscal Year	63
Audit and Non-Audit Fees	63
Report of the Audit Committee	64
Questions and Answers About the Proxy Statement and the Annual Meeting	65

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                         Proxy Summary

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement and Kelly’s 2019 Annual Report before you vote.

2020 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 6, 2020 at 11:00 a.m., Eastern Daylight Time

Place:	Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716

Record Date:	Close of Business, Eastern Daylight Time, March 16, 2020

Voting:	Class B Stockholders as of the Record Date are entitled to vote. Each share of Class B Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:	All holders of the Company’s Class A and Class B Common Stock are invited to attend the Annual Meeting of Stockholders.

MEETING AGENDA

Voting Matters		Board’s Recommendation	Page Reference (for more detail)
Proposal 1.	Election of nine directors	✓ FOR Each Nominee	12
Proposal 2.	Advisory vote to approve the Company’s executive compensation	✓ FOR	30
Proposal 3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year	✓ FOR	63

HOW TO VOTE

Internet at www.envisionreports.com/kelyb	QR code - Scan and vote with your mobile device	Calling 1-800-652-VOTE (8683) within the U.S., U.S. territories & Canada on a touch tone telephone	Mail - Return the signed proxy card

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Daylight Time, on May 5, 2020. If you vote by mail, your proxy card must be received before the Annual Meeting.

Beneficial owners, who own shares through a bank, brokerage firm, or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. If you plan to vote your shares at the meeting, please promptly request a legal proxy from your broker, as you will need to bring this with you to the meeting in order to vote your shares. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.

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                         Proxy Summary

DIRECTOR NOMINEES

The following table provides summary information about each director nominee. Each director is elected annually by a plurality vote.

Name	Age	Director Since	Principal Occupation	Independent	Other Public Company Boards
Donald R. Parfet	67	2004	Managing Director, Apjohn Group, LLC	Yes	2
Peter W. Quigley	58	2019	President and Chief Executive Officer, Kelly Services, Inc.	No	—
Carol M. Adderley	60	2010	Writer and Researcher in the Humanities	No	—
Gerald S. Adolph	66	2018	Retired Senior Partner, Booz & Co.; Co-Chair, NAACP Legal Defense and Education Fund	Yes	1
George S. Corona	61	2017	Retired President and Chief Executive Officer, Kelly Services, Inc.	No	—
Robert S. Cubbin	62	2014	Retired President and Chief Executive Officer, Meadowbrook Insurance Group, Inc.	Yes	1
Jane E. Dutton	67	2004	Robert L. Kahn Distinguished University Professor Emeritus of Business Administration and Psychology, The University of Michigan Business School	Yes	—
Terrence B. Larkin	65	2010	Retired Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation	Yes	—
Leslie A. Murphy	68	2008	President and CEO, Murphy Consulting, Inc.; Former Chair, American Institute of Certified Public Accountants	Yes	1

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                         Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

Kelly is committed to sound corporate governance as a means of enhancing long-term stockholder value. Highlights of our governance practices are described below.

Independence	Accountability	Best Practices

• Majority independent Board	• Annual election of all directors	• A diverse Board in terms of experience, skills, background, gender, and ethnicity

• Independent Chairman of the Board	• Annual election of the Chairman of the Board	• Average Board attendance of 96% during 2019

• Audit and Compensation Committees composed entirely of independent directors	• Annual evaluation of the CEO (including compensation) by independent directors	• Strong oversight of Enterprise Risk Management by the Board and Audit Committee

• Majority independent Corporate Governance and Nominating Committee – to be composed entirely of independent directors after the 2020 Annual Meeting	• Annual Board and Committee self-evaluations	• CEO and executive leadership succession planning by the Board and Compensation Committee

• Regular executive sessions of independent directors	• Annual review of governance documents	• Long-standing commitment to sustainability and corporate social responsibility, including ESG updates to Board

• Committees may hire independent advisors	• Clawback policy that applies to short-term and long-term incentive plans for senior management	• Policies prohibiting short-sales, hedging, pledging and margin accounts

• Stock ownership guidelines for directors and senior management

73 YEARS OF INDUSTRY LEADERSHIP

Leading	Principal	Top 5	Leading
staffing provider in targeted U.S. specialties.	provider of K-12 educational staffing in U.S.	science, engineering, and office talent provider in the U.S.	managed services provider with $8.3 billion spend under management.

Delivering	Supported	91%	Helping
staffing, outsourcing and consulting across Americas, EMEA, and APAC.	by 4,600+ supplier partners globally.	of Fortune 100 companies use our services.	people thrive in the new world of work.

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                         Proxy Summary

Corporate Sustainability Strategy

We consider sustainability to be a guiding principle in strengthening the relationship with our global workforce, suppliers, and customers. As a leading provider of global workforce solutions, we connect people with employment opportunities and make a difference in the communities in which we live and work. Through our programs and initiatives, we seek to contribute to improving the quality of life of our employees, their families, as well as the communities in which we operate. Given the worldwide span of our workers, clients, suppliers, and partners, we recognize the global reach of both our business practices and our public accountability.

Since 2017, we embarked on a transformation from Corporate Social Responsibility initiatives, toward a long-term Corporate Sustainability Strategy aligned to our business core which contributes to the Sustainable Development Goals.

This new sustainability approach, rather than being philanthropic, is strategic to our business values. It is based on the concept of social investment, which, instead of aiding on isolated occasions, ensures the creation of future development capacities. We aim to guide all our subsidiaries and collaborators in the planning, management, and implementation of sustainable strategic approaches that create measured and impactful shared value to all our stakeholders.

Our Corporate Sustainability Strategy is defined as an integrated decision-making strategy that provides comprehensive guidelines for implementing internal actions toward these ends. These guidelines provide procedures and tools to ensure the applicability of the strategy on a worldwide basis–guaranteeing the same standards, metrics, and objectives for all our operations.

This strategy has been developed with consideration given to the perceptions of our stakeholders, as well as its impact on business operations. In early 2018, we conducted a material assessment that helped us define the policies and guidelines of our Corporate Sustainability Strategy.

Permanent monitoring of our sustainable performance is conducted on an annual basis by means of an interdisciplinary perspective assessment involving cross-functional areas within the company. Progress in our Corporate Sustainability Strategy are reported on an annual basis through the Global Reporting Initiative Standard (GRI), and Communications of Progress (following the UN Global Compact), which we support since February 2019.

Sustainability is an integral part of our company’s strategy and operations. To learn more about our ESG program, please view our website at https://www.kellyservices.com/global/about-us/corporate-sustainability/corporate-sustainability-program/.

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                         Proxy Summary

Assessments, Recognition & Awards

• KellyOCG was recognized as the best of the best by IAQP®. 2020.	• Kelly is named among Forbes’ list of America’s best recruiting firms for 2019.

• America’s top corporations for women’s business enterprises (WBES) awards. 2019.	• Intel® Supplier Continuous Quality Improvement awards. 2018.

• Kelly was named to Flexjobs®. 2014-2020.	• Women’s Business Enterprises National Council (WBENC). 2019.

• Human Resources vendor of the year 2019.	• CEI Corporate Equality Index 100/100 for 2018 and 2020.

• Michigan Minority Supplier Diversity Council (MMSDC) Ace Awards. 2019.

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                         Proxy Summary

FULL YEAR 2019 FINANCIAL SUMMARY

(As Reported)

	Actual Results	Change		Constant Currency Change(1)
Revenue	$5.4B	(2.9%)		(1.9%)
Gross Profit (“GP”)%	18.1%	50 bps
Earnings from Operations	$81.8M	(6.5%)		(5.0%)
Return on Sales (“ROS”)%	1.5%	(10	) bps
Earnings per Share (“EPS”)	$2.84	$2.26

•

Revenue declined in Americas Staffing and International Staffing in the face of a weakening manufacturing sector in the U.S. and softening demand in Europe, respectively. Global Talent Solutions (“GTS”) revenue improved year-over-year

•	GP rate improved from the impact of higher margin acquisitions and structural improvement in product mix in GTS

•

Earnings from Operations declined compared to last year as a higher GP rate on lower revenue resulted in lower gross profit. The decline was partially offset by lower performance-based incentive expenses and expense control efforts. Asset impairment and restructuring charges were partially offset by gain on sale of assets

•	EPS favorably impacted by a $0.63 gain on equity investment in 2019 compared to a $1.69 loss in 2018

(1)	Constant Currency represents year-over-year changes resulting from translating 2019 financial data into USD using 2018 exchange rates.

FULL YEAR 2019 FINANCIAL SUMMARY

(Excluding Gain/Loss on investment in Persol Holdings, Acquisitions, Asset Impairment Charge, Restructuring, and Gain on Sale of Assets)

	Actual Results	Change		Constant Currency Change(4)
Revenue(1)	$5.2B	(5.4%)		(4.4%)
Gross Profit %(1)	17.8%	20 bps
Earnings from Operations(1),(2)	$78.9M	(9.7%)		(8.1%)
Return on Sales %(1),(2),(3)	1.5%	(10	) bps
Earnings per Share(1),(2),(3)	$2.16	($0.11)

•	Revenue declined in Americas Staffing and International Staffing in the face of a weakening manufacturing sector in the U.S. and softening demand in Europe, respectively

•	GP rate improved due to structural improvement in product mix in GTS, partially offset by lower perm fees

•

Earnings from Operations declined as the effect of declining revenues was only partially offset by improving GP rate and reduced expenses from lower performance-based incentive expenses and efforts to align costs with revenue trends

•	EPS declined on lower earnings

(1)	Excludes 2019 results from the NextGen and GTA acquisitions, which were acquired on January 2, 2019, and were included in the reported results of operations in Americas Staffing and GTS, respectively.
(2)	Change excludes:

•	2019 asset impairment charge of $15.8 million, $11.8 million net of tax or $0.30 per share;

•	2019 restructuring charges of $5.5 million, $4.1 million net of tax or $0.10 per share

(3)	Change excludes:

•	2019 gain on investment in Persol Holdings of $35.8 million, $24.8 million net of tax or $0.63 per share;

•	2018 loss on investment in Persol Holdings of $96.2 million, $66.8 million net of tax or $1.69 per share

(4)	Constant Currency represents year-over-year changes resulting from translating 2019 financial data into USD using 2018 exchange rates.

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                         Proxy Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

What We Do ☑	What We Don’t Do ☒

•   Align pay with performance through the use of balanced performance measures across strategic business objectives in both short- and long-term incentives for senior officers

•   Align executive compensation with stockholder returns through performance-based equity incentive awards

•   Annual review of performance measures and goals for our annual and long-term incentive plans by the independent Compensation Committee to ensure we use diversified measures with challenging, but attainable targets

•   Require the achievement of a minimum acceptable level of financial performance in order for any payment to be made pursuant to the Short-Term Incentive Plan (“STIP”)

•   Include caps on individual incentive payouts in incentive plans

•   Require stock ownership and retention of a portion of equity-based awards by senior officers

•   Hold an annual “say-on-pay” stockholder advisory vote on executive compensation

•   Retain an independent executive compensation consultant to the Compensation Committee of the Board of Directors

•   Regular review of executive compensation governance market practices, particularly when considering the adoption of new practices or changes in existing programs or policies

•   Conduct annual assessments of any potential risks in our incentive compensation programs and policies and related internal controls

•   Annually review with the Compensation Committee share utilization, burn rate and dilution levels resulting from our compensation practices

•   Maintain an insider trading policy that requires directors, senior officers, and other designated officers of the Company to contact our Corporate Secretary prior to sales or purchases of common stock

•   Maintain a double-trigger for the accelerated vesting provisions under the Equity Incentive Plan (“EIP”) and the Senior Executive Severance Plan

•   Condition severance benefits for senior officers on compliance with restrictive covenants

•   Provide employment agreements for senior officers

•   Guarantee bonus arrangements with our senior officers

•   Allow directors or senior officers to engage in hedging or pledging of Company securities

•   Allow the repricing or backdating of equity awards

•   Beginning with 2017 grants to executive officers, pay dividend equivalents on unvested restricted stock units until performance hurdle has been achieved and vesting period has been completed

•   Pay dividends on performance share awards

•   Provide excise tax gross-ups upon change-in-control

•   Grant incentive awards to senior officers that are not subject to the Company’s Incentive Compensation Recovery (“Clawback”) Policy

•   Accrue additional retirement benefits under any supplemental executive retirement plans (“SERPs”)

•   Provide excessive perquisites

11

Proposal 1: Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board has nominated nine individuals for election as directors at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualified. All of these individuals are currently serving on the Board. The other current director, Mr. Takao Wada, is the designated representative of our joint venture partner Persol Holdings Co., Ltd. (“Persol”). Mr. Wada is not standing for re-election and, following the Annual Meeting, Persol will not have a representative on the Board.

Directors will be elected by a plurality of the votes cast by holders of Class B Common Stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Our controlling stockholder has indicated its support and intention to vote for each of the director nominees.

We do not contemplate that any of the nominees will be unavailable to serve at the time of the Annual Meeting; in that event, however, the persons named in the enclosed form of proxy may vote for the election of a substitute selected by the Board or the Board may reduce its size.

Director Independence

On February 12, 2020, our Board affirmatively determined that directors Gerald S. Adolph, Robert S. Cubbin, Jane E. Dutton, Terrence B. Larkin, Leslie A. Murphy, and Donald R. Parfet, representing a majority of the Board, are independent. The Board’s guidelines for director independence conform to the listing standards of the Nasdaq Global Market (“Nasdaq”) on which the Company’s common stock is listed.

Board Nominees

The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for Board membership with the goal of building a Board that is effective, collegial, diverse, and responsive to the current and anticipated needs of the Company. The Committee considers the following criteria: (i) ethics, character, and judgment; (ii) business and other experience, expertise, skills, and knowledge relevant to the Company’s business and strategy; (iii) objectivity and independence of thought; (iv) diversity of background, experience, and personal characteristics such as gender, race, ethnicity, sexual orientation, and age; and (v) the interplay of the candidate’s qualities with those of other members of the Board. In determining whether to recommend a director for re-nomination, the Committee also considers the director’s recent contributions and potential for continuing contributions to the work of the Board. The Board has not adopted a policy whereby stockholders may recommend nominees to the Board because of the Company’s status as a controlled company.

Each of our director nominees has been recommended for election by our Corporate Governance and Nominating Committee and nominated by our Board. Together, they bring to our Board broad diversity in terms of experience, skills, and personal attributes. The Board believes that this diversity strengthens the Board’s ability to carry out its oversight role on behalf of stockholders. While we do not have a formal diversity policy, the Board will seek to build upon its diversity in connection with future refreshment.

The following graphics highlight the personal diversity and breadth of skills, knowledge, and experience that are represented on the Board. A particular director may possess other skills, knowledge, or experience in addition to those noted below.

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Proposal 1: Election of Directors

BOARD DIVERSITY

EXPERIENCE AND QUALIFICATIONS

13

Proposal 1: Election of Directors

Biographical Information About Director Nominees

	Donald R. Parfet Age: 67 Director since: 2004 Chairman of the Board		Peter W. Quigley Age: 58 Director since: 2019 Chief Executive Officer

Board Committees: • None		Board Committees: • None

Principal Occupation and Directorships:

•  Managing Director, Apjohn Group, LLC (2001 - present)

•  General Partner, Apjohn Ventures Fund (2003 - present)

•  General Partner, Apjohn Ventures Annex Fund (2010 - present)

•  Director, Rockwell Automation, Inc. (2008 - present)

•  Director, MASCO Corporation (2012 - present)

•  Director, Sierra Oncology Inc. (2015 - 2019)

Principal Occupation and Directorships:

•  President and Chief Executive Officer, Kelly Services, Inc. (2019 - present)

•  Executive Vice President, President of Global Staffing and General Manager of IT, Global Service, and Global Business Services, Kelly Services, Inc. (2017 - 2019)

•  Senior Vice President, General Counsel, Chief Administrative Officer and Assistant Secretary, Kelly Services, Inc. (2015 - 2017)

Education: • University of Michigan, MBA, Finance • University of Arizona, BA, Economics		Education: • National Law Center at George Washington University, JD • University of Michigan, BA

Don was appointed Chairman of the Board in 2018. Prior to being appointed to the Chairman role, he had served as the Board’s Lead Director since 2012. Don brings extensive financial and operating experience to the Board as an executive with responsibilities for numerous global businesses. He currently leads a business development company and a venture capital firm focused on the development of emerging medicines. He also serves as a director of two large publicly held companies and is a director and Trustee of a number of charitable and civic organizations. Don brings to the Board global operating experience, strong financial background, and proven leadership capabilities.

Peter was appointed President and Chief Executive Officer of Kelly in October 2019. Peter has 17 years of experience in a variety of roles at Kelly and has served as an officer of the Company since 2004. Prior to joining Kelly, Peter held an array of roles at Lucent Technologies and AT&T Corporation. He earned a Juris Doctorate (J.D.) from the National Law Center at George Washington University and a bachelor’s degree from the University of Michigan. He is a member of the State Bar of Michigan and the District of Columbia Bar. Peter also serves on American Staffing Association’s and the Detroit Regional Chamber’s Board of Directors.

14

                           Proposal 1: Election of Directors

Carol M. Adderley Age: 60 Director since: 2010	Gerald S. Adolph Age: 66 Director since: 2018

Board Committees: • Governance and Nominating	Board Committees: • Audit • Compensation • Governance and Nominating

Principal Occupation and Directorships: • Writer and Researcher in the Humanities

Principal Occupation and Directorships:

•  Director and Co-Chair, NAACP Legal Defense and Education Fund (1998 - present)

•  Director, Cintas Corporation (2006 - present)

•  Trustee, Cardinal Spellman High School Board (2010 - present)

•  Senior Partner and other executive positions, Booz & Co. (1981 - 2016)

Education:

•  University of Iowa, MA, English Literature

•  University of Chicago, AM, General Studies in Humanities, Literature and Social Change

•  University of Western Ontario, BA (Honors), English and Philosophy

Education:

•  Harvard Business School, MBS

•  Massachusetts Institute of Technology, MS, Chemical Engineering

•  Massachusetts Institute of Technology, BS, Management Science (Concentration in Organizational Psychology)

•  Massachusetts Institute of Technology, BS, Chemical Engineering

Carol is the granddaughter of William R. Kelly, the Company’s founder, and the daughter of Terence E. Adderley, who served for many years as Chief Executive Officer and as Chairman of the Board. Carol holds advanced degrees in the humanities and is a published author.

Gerald, who joined our Board in March 2018, has over 35 years of experience in growth strategy, mergers and acquisitions, and technology-driven industry changes. Gerald also has governance experience through his past service on the board of Booz & Co. and current service on the boards of Cintas Corp., where he chairs the compensation committee, and the NAACP Legal Defense and Education Fund, which he co-chairs.

15

                         Proposal 1: Election of Directors

George S. Corona Age: 61 Director since: 2017		Robert S. Cubbin Age: 62 Director since: 2014

Board Committees: • None	Board Committees: • Audit • Compensation (Chair) • Governance and Nominating

Principal Occupation and Directorships:

•  President and Chief Executive Officer, Kelly Services, Inc. (2017 - 2019)

•  Executive Vice President and Chief Operating Officer, Kelly Services, Inc. (2009 - 2017)

Principal Occupation and Directorships:

•  Director, Huntington Bancshares Incorporated (2017 - present)

•  Director, First Merit Corporation (2013 - 2017)

•  President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 - 2016)

Education: • Oakland University, MBA • Wayne State University, BSBA	Education: • Detroit College of Law, JD • Wayne State University, BA, Psychology

George served as President and Chief Executive Officer of Kelly from May 2017 until his retirement in September 2019. George had more than 20 years of experience in a variety of executive roles with Kelly, including eight years as Executive Vice President and Chief Operating Officer. Prior to joining Kelly in 1994, he held management roles at Digital Equipment Professional Services Group and Burroughs Corporation. George also serves on the boards of several not-for-profit organizations.

Bob is an attorney with 31 years of experience in insurance law. In 2016, he retired as President and Chief Executive Officer of an insurance company. Bob currently serves as a director of one other publicly held company. In addition to his leadership experience, he brings to the Board expertise in the areas of legal, insurance, management, accounting, actuarial, investment, underwriting, reinsurance, and claims experience.

16

                         Proposal 1: Election of Directors

Jane E. Dutton Age: 67 Director since: 2004	Terrence B. Larkin Age: 65 Director since: 2010

Board Committees: • Compensation • Governance and Nominating (Chair)	Board Committees: • Audit • Compensation

Principal Occupation and Directorships:

•  Robert L. Kahn Distinguished University Professor Emeritus of Business Administration and Psychology, The University of Michigan Business School (2017 - present)

•  Robert L. Kahn Distinguished University Professor of Business Administration and Psychology, The University of Michigan Business School (2007 - 2017)

Principal Occupation and Directorships: • Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation (2008 - 2020)

Education: • Northwestern University, Ph.D. and MS, Organizational Behavior • Colby College, BA Sociology	Education: • Wayne State University Law School, JD cum laude • Michigan State University, BA (High Honors), Finance

Jane is an expert in the field of organizational behavior and has researched and published numerous works on best practices related to engagement, commitment, and productivity of employees. Her understanding of factors contributing to organizational excellence provides the Board with a vital perspective on the Company’s transformation into a specialty talent company.

Terry is an attorney with 28 years of experience in a business law practice. He retired in January 2020 as a member of the senior management team of a global manufacturing company with responsibility for legal affairs, internal audit, and global business development for mergers, acquisitions, and joint ventures. Terry currently serves on the board of one not-for-profit organization. He brings to the Board a valuable combination of complex problem-solving skills, governance expertise, and global experience.

17

                         Proposal 1: Election of Directors

Leslie A. Murphy Age: 68 Director since: 2008

Board Committees: • Audit (Chair) • Compensation

Principal Occupation and Directorships:

•  President and CEO, Murphy Consulting, Inc. (2008 - present)

•  Certified Public Accountant

•  Member of AICPA’s Governing Council (2000 - present)

•  Member of NACD Advisory Councils on Audit Committee Issues and Risk Oversight (2012 - present)

•  Director, Detroit Legal News Company (2012 - present)

Education: • University of Michigan, BBA, Accounting

Leslie is a certified public accountant, former chair of the American Institute of Certified Public Accountants, and former Group Managing Partner of Plante & Moran, LLP, a national accounting firm. The Board has determined that Leslie qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee. She brings to the Board analytical capability, understanding of the economics and strategic elements of business, and expertise in enterprise risk management.

18

                         Corporate Governance

CORPORATE GOVERNANCE

Compliance with Nasdaq Independence Standards for Non-Controlled Companies

Nasdaq, on which the Company’s common stock is listed, has established exemptions from its governance requirements for “controlled companies,” defined as companies in which a single person, entity, or group holds 50% of the voting power for the election of its directors. The Company is a “controlled company” by virtue of the fact that the Terence E. Adderley Revocable Trust K (“Trust K”), discussed below, has the power to vote approximately 91.6% of the Company’s outstanding shares of Class B Common Stock.

In keeping with the Company’s historic recognition of the importance of having a majority of independent directors, the Company has elected to comply voluntarily with all the Nasdaq listing standards that otherwise do not apply to controlled companies. Thus, a majority of the Board are independent directors, all members of the Compensation Committee are independent directors and all members of the Audit Committee are independent directors (which is a Nasdaq requirement for all listed companies). Commencing with the Annual Meeting of the Board to be held on May 6, 2020, when committee assignments will be made, all members of the Corporate Governance and Nominating Committee will be independent directors and the Company will fully satisfy the Nasdaq independence standards for boards and board committees of non-controlled companies.

Prior to his death in October 2018, Mr. Adderley was the trustee of Trust K. Upon his death, Trust K became irrevocable and, in accordance with the provisions of the trust, Andrew H. Curoe, David M. Hempstead, and William U. Parfet were appointed as successor trustees (the “co-trustees”). The co-trustees are required to act by a majority vote, in voting and making investment decisions with respect to the Class B Common Stock held by Trust K.

William U. Parfet, a co-trustee, is the brother of Donald R. Parfet, Chairman of the Board. In determining that Donald R. Parfet is an independent director, the Board considered, among other things, that Donald R. Parfet and William U. Parfet are financially independent of one another, that the co-trustees are required to act by majority vote and that none of the co-trustees serves as an officer or director of the Company or has any personal financial interest in Trust K that could benefit from actions taken by the Board.

Board Leadership and Governance Structure

The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. At the present time, the Board has determined that the roles of the Chairman of the Board and the Chief Executive Officer should be separate, with the Chairman an independent director, because that structure affords independent Board leadership and allows the Chief Executive Officer to concentrate on the Company’s business. Donald R. Parfet serves as Chairman of the Board and Peter W. Quigley serves as Chief Executive Officer.

The Chairman of the Board’s duties include consulting with our Chief Executive Officer, presiding over meetings of the Board and, together with our Chief Executive Officer, presiding over meetings of stockholders. The Chairman of the Board’s duties also include serving as liaison among the Chief Executive Officer and the independent directors, establishing the schedule for Board meetings (in consultation with the Chief Executive Officer), developing and approving agendas for Board meetings, approving the information sent to the Board for meetings, establishing the schedule and agendas for and presiding over meetings of the independent directors in executive session, providing feedback to the Chief Executive Officer on those executive sessions, and facilitating discussions among independent directors on key issues outside of Board meetings.

In the event that the Chairman of the Board is not an independent director, the Company’s Corporate Governance Principles provide that the independent directors will elect one of their number to serve as Lead Director and fulfill many of the Chairman of the Board’s current responsibilities.

The Chief Executive Officer is responsible for managing the business and affairs of the Company, subject to the oversight of the Board. The Chief Executive Officer’s duties include leading the management team, representing the Company externally, consulting with the Chairman of the Board about developments in the Company, and communicating with all directors about key issues outside of Board meetings.

19

Corporate Governance

Board of Directors Majority Independent Independent Chairman of the Board

Audit Committee	Compensation Committee	Governance and Nominating Committee

All Independent	All Independent	Majority Independent (All Independent in May 2020)

Committees of the Board

The Board has established three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each committee functions under a written charter adopted by the Board, which is available on the Company’s website at kellyservices.com or to any stockholder who requests a copy. The current members, responsibilities, and the number of meetings each of these committees held in 2019 are shown below.

Audit Committee

Members: All Independent

Leslie A. Murphy (Chair)

Terrence B. Larkin

Gerald S. Adolph

Robert S. Cubbin

Meetings in 2019: 7

The Board has unanimously determined that each member of the Audit Committee meets Nasdaq’s “financial sophistication” requirements and that Mr. Cubbin, Mr. Larkin, and Ms. Murphy each has the financial education and experience to qualify as an “Audit Committee financial expert” within the meaning of SEC regulations.

Key Responsibilities:

•  Oversees and reports to the Board with respect to the quality and integrity of the Company’s financial statements, accounting, and financial reporting processes, and audits of the financial statements and internal controls over financial reporting

•  Appoints, compensates, and evaluates the qualifications, independence, and performance of the independent auditor

•  Oversees the performance of the internal audit function

•  Oversees the Company’s Enterprise Risk Management Program

•  Monitors the Company’s compliance with legal and regulatory requirements

•  Reviews and approves related party transactions

•  Serves as the Company’s Qualified Legal Compliance Committee

Compensation Committee

Members: All Independent

Robert S. Cubbin (Chair)

Leslie A. Murphy

Gerald S. Adolph

Jane E. Dutton

Terrence B. Larkin

Meetings in 2019: 6

During 2019, none of the Company’s executive officers served on the Board of Directors of any entities whose directors or officers served on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation Committee.

Key Responsibilities:

•  Develops the Company’s compensation philosophy

•  Designs and administers the Company’s executive compensation programs and policies that are aligned with business and compensation objectives

•  Determines and approves the annual compensation of the CEO, all senior officers, and Section 16 officers

•  Reviews stock ownership requirements for Senior Officers and compliance with the guidelines

•  Reviews and makes recommendations to the Board concerning director compensation

•  Reviews and advises the Board concerning CEO and senior officer succession planning

20

Corporate Governance

Corporate Governance and Nominating Committee

Members: Majority Independent*

Jane E. Dutton (Chair)

Carol M. Adderley

Gerald S. Adolph

Robert S. Cubbin

Meetings in 2019: 4

*  The Committee will become fully independent following the Annual Meeting.

Key Responsibilities:

•  Identifies and recommends to the Board, nominees to serve on the Board

•  Monitors the independence of directors of the Board and Board Committees

•  Oversees the Board and Board Committees annual evaluation process

•  Develops and oversees compliance with the Company’s Corporate Governance Principles

•  Reviews and makes recommendations to the Board with respect to corporate governance matters generally

•  Reviews and reports to the Board concerning the development of the Company’s Corporate Sustainability Strategy

Risk Governance and Oversight

While management is responsible for managing risk, one of the important functions of the Board and its committees is oversight of risk management. This includes consideration of strategic issues and risks to the Company as well as management’s actions to address and mitigate those risks. Risk is inherent in business, and the Board’s oversight, assessment, and decisions regarding risks occur in conjunction with the other activities of the Board and its committees.

Risk Governance and Oversight Responsibilities

Board of Directors

Oversees consideration of strategic issues and risks to the Company as well as management’s actions to address and mitigate those risks. The Board is kept apprised of its committees’ risk oversight activities through reports from the committee chairs to the full Board presented at regular Board meetings. Focuses on risk management strategy and risks of greatest significance, and seeks to ensure that risks assumed by the Company are consistent with the Company’s risk tolerance and risk appetite. Risk oversight is also addressed as part of the full Board’s regular oversight of strategic planning.

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

•  Plays a key role in the Board’s risk oversight process, particularly with respect to risks that could have a financial impact, such as financial reporting and disclosure, accounting practices, internal controls, conflicts of interest, and compliance with legal and regulatory requirements.

• Oversees our compensation plans, policies, and practices to ensure alignment with our Executive Compensation Risk Assessment Framework.

•  Manages risk associated with governance issues, such as the independence of the Board and its Committees, Board and Committee effectiveness and organization, corporate governance, and director succession planning.

• Responsible for overseeing the Company’s risk assessment and enterprise risk management processes.

•  Responsible for reviewing the Company’s compensation program risk assessment for employee compensation programs and reporting to the Board any compensation program that is reasonably likely to have a material adverse effect on the Company.

•  Maintains corporate governance principles and procedures designed to assure compliance with all applicable legal and regulatory requirements and governance standards and the Company’s Code of Conduct and Insider Trading Policy.

21

                         Corporate Governance

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
• Reviews all quarterly and annual reports, including any disclosure of risk factors affecting our business.

•  Together with the compensation committee’s independent consultant, provides input to management in conjunction with their annual assessment of potential risks that may be created by our compensation plans, policies and practices.

•  Reviews the skills and experience of the Board and its committees on a regular basis, and as needed for potential candidates to serve on the Board, to ensure the diversity and relevant experience necessary for an effective Board.

• Receives quarterly updates on the Company’s proactive approach to cyber security from the Information Technology and Internal Audit groups.

•  Sets performance goals under our annual and long-term incentive plans that provide an appropriate balance between the achievement of both short and long-term performance objectives, with emphasis on managing the sustainability of the business and mitigation of risk.

• Evaluates annually the independence of each director under the independence requirements of Nasdaq and applicable SEC regulations.

• Oversees the performance of the Company’s Internal Audit function.

•  Oversees the orientation and education of directors to ensure clear understanding of their Board responsibilities and the Corporate Governance Principles, Code of Business Conduct and Ethics, and the Insider Trading Policy.

• Monitors the qualifications, performance, and independence of the Company’s independent auditors.

Management

Management assesses and manages critical risks, including the execution of the Company’s Enterprise Risk Management (“ERM”) program. The Company’s risk-related departments and functions are under the direction of the Vice President and Chief Risk, Compliance, and Privacy Officer (“Chief Risk Officer”). With respect to the risk assessment of the Company’s compensation programs, management is responsible for the framework and approach as outlined below under, “Risk Assessment of Compensation Programs.”

Enterprise Risk Management (“ERM”) Program

The Company’s ERM program serves as the primary means of identifying and managing the Company’s key risks. The Company’s ERM team has, among other activities, performed assessments of risks to the Company, participated in the development and execution of mitigation programs for critical risks, facilitated the establishment of a corporate risk appetite and tolerance statement, inclusive of an oversight and monitoring mechanism, established a privacy governance function, and assisted in the integration of risk concepts within the Company’s strategic planning process.

The ERM team reports its findings to the Audit Committee on a quarterly basis, providing both written reports and periodic in-person presentations. Its current activities remain focused on mitigation and oversight of specific risk exposures, analysis of the breadth and effectiveness of existing risk management practices, and maturation of measurement and monitoring practices concerning high-priority strategic and operational risks. Current areas of particular emphasis include cyber security, data privacy, wage-hour risk management, and improvements to the Company’s compliance governance and incident reporting practices. The Company’s Information Technology and Internal Audit groups provide regular quarterly updates to the Audit Committee with respect to the Company’s proactive approach to cyber security. Controls are reviewed for operational effectiveness and to provide reasonable assurance that: business risk is managed and assets are safeguarded; security of information, processing infrastructure, and applications are maintained; and all risks are mitigated to the extent practicable.

In addition to the reports submitted quarterly by the Company’s Chief Risk Officer, the Vice President of Internal Audit independently assesses the Company’s risk management process and separately reports on the effectiveness of the Company’s risk identification, prioritization, and mitigation processes to the Audit Committee.

22

                         Corporate Governance

Risk Assessment of Employee Compensation Programs

Annually, at its February meeting, the Compensation Committee reviews management’s Compensation Program Risk Assessment Report. The report is prepared by the Company’s Executive Compensation and Human Resources groups and is reviewed by the Company’s Chief Risk Officer. The Company’s Executive Compensation Program Risk Assessment Framework is reviewed and updated as needed to ensure a robust and comprehensive assessment process. In addition, the Board’s independent compensation consultant reviewed the assessment prepared for the executive compensation section of the report.

The Company’s Executive Compensation Program Risk Assessment

Framework takes into consideration the following guiding factors:

•	Short- and long-term incentive performance measures and equity award types do not encourage excessive risk-taking

•

A balanced structure with a mix of compensation that includes an appropriate mix of fixed and variable cash and equity; and, for variable compensation, a balance of short- and long-term incentive opportunities

•

Performance criteria and corresponding objectives include a balance of performance and the quality of such performance; include the appropriate use of top-line vs. bottom-line metrics; and use annual and long-term measures that complement each other

•	Plans are well-designed and do not include steep payout curves, uncapped incentive payouts, and misaligned payout timing

•	Incentive plans are tested for multiple scenarios under realistic assumptions to ensure that potential payouts are reasonable relative to results

•	A thorough and qualitative assessment of how results were achieved, and the quality and sustainability of the results is conducted

•

Validation of the relationship between performance and incentive plan payouts to ensure it falls within the range of competitive practices determined by comparison with a representative peer group and general industry

•

Implementation of risk-mitigating features such as a clawback policy that applies in certain circumstances involving the restatement of financial results and a policy that requires a portion of the shares received from incentive award payouts to be retained by the participants through ownership/retention approaches

•

Incentive plan governance includes involvement at a variety of levels from the Compensation Committee to various corporate functions including Corporate Governance, Executive Compensation, Finance, HR, Legal, and the Board’s outside consultant, Pay Governance

•	Potential risk is discussed with the Compensation Committee, recorded in Committee minutes, and discussed in the Compensation Discussion and Analysis section of the Company’s Annual Proxy Statement

To assess the risk of employee compensation programs below the executive level, the Company’s Human Resources group has implemented a Governance Committee to review and approve plan design and address any significant issues that arise. The Governance Committee utilizes its Global Incentive Plan Design and Risk Mitigation Framework to consider links to strategy and any risks associated with the design of each incentive plan. The risks associated with each of the following elements of the design and implementation of an incentive plan are considered, as well as the steps in place to mitigate risk and ensure alignment with the Company’s strategic plan:

•

Linkage of incentive measures with business objectives, analysis of total compensation market data, determination of design elements/payout threshold levels, potential range of payouts, and timely and accurate tracking of performance data;

•	Modeling, approval, and communication of incentive plans;

•	Calculation, audit, approval, and communication of incentive payments; and

•	Annual plan reviews to ensure planned design updates align with business goals and budgets, and do not present a material risk to the Company.

After due consideration of management’s 2019 Compensation Program Risk Assessment Report, the Compensation Committee concluded that the Company’s compensation programs do not create a reasonable likelihood of a material adverse effect on the Company.

23

                         Corporate Governance

Director Attendance

Directors are expected to attend the Annual Meeting of the Stockholders, all Board meetings, and all meetings of the committees on which they individually serve. The Board held nine meetings during 2019. All directors then in office attended the 2019 Annual Meeting of Stockholders. Director attendance averaged 96% of the aggregate number of meetings of the Board of Directors and the committees on which they served during 2019. Mr. Wada’s attendance averaged 86% of the aggregate number of meeting of the Board of Directors on which he served during 2019. The independent directors met in executive sessions at which only they were present at least six times during 2019.

Size of the Board

Under the Company’s Amended and Restated Bylaws (the “Bylaws”), the number of directors constituting the Board may be fixed by the Board within the range of five to eleven directors. The size of the Board should not exceed a number that, as determined by the Board, will permit it to function efficiently in discharging its duties.

Director Tenure

The Board does not have term or age limits. The Board believes that the perceived value of such limits is outweighed by the contributions of directors who have been able to develop, over a period of time, increasing insight into the Company’s operations and strategic direction and, therefore, provide an increasing contribution to the effectiveness of the Board as a whole.

Director Service on Outside Public Company Boards

While there is no specified limit on the number of other public company boards on which a director may serve, the number of board memberships is a consideration, along with any other time commitments a director or nominee may have, in determining his or her ability to serve effectively. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and have an intention to serve an appropriate length of time in order to make a meaningful contribution to the Board and the Company. A director should engage in discussion with the Chair of the Corporate Governance and Nominating Committee prior to accepting an invitation to serve on an additional public company board or accepting an invitation to chair a committee of a public company board on which he or she currently serves.

Director Orientation and Continuing Education

Management, working with the Corporate Governance and Nominating Committee, provides an orientation program for new directors. The program addresses the Company’s business, history, vision, strategic direction, competitive landscape, core values, ethics, corporate governance practices, financial matters, key policies, and senior leadership. The program is conducted by means of, as appropriate, written materials, briefings by the senior management, and visits to Company facilities. Directors are also encouraged to participate in continuing director education programs that include presentations on business, financial, accounting, legal, and other subjects relevant to the Company’s business. Reasonable costs and expenses incurred for continuing education are reimbursed by the Company.

Board and Committee Evaluation

The Corporate Governance and Nominating Committee organizes and oversees an annual evaluation by the Board and its committees of their performance. The evaluation is intended to facilitate an examination and discussion by the entire Board and each Committee of its effectiveness in fulfilling its charter requirements and other responsibilities, its performance as measured against the Company’s Corporate Governance Principles, and areas for improvement. From time to time the evaluation may also include individual director assessments.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers, and employees to help them recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report any concerns, promote honest and ethical conduct, provide full, fair and timely disclosure, comply with applicable law and regulations, and help foster a culture of honesty and accountability. The Code of Conduct addresses conflicts of interest; anti-bribery/anti-corruption; insider trading; corporate opportunities; confidentiality and privacy; external communications; protection and proper use of assets; fair dealing; contract management; acceptable behavior in the workplace; corporate sustainability; compliance with laws, rules and regulations; risk tolerance; anti-human trafficking and slavery; seeking advice and reporting concerns; outside activities; political contributions; public company reporting requirements; and other policies. The Code of Conduct includes an enforcement mechanism.

The full text of the Code of Conduct is posted on the Company’s website at kellyservices.com. This information is available in print to any stockholder who requests it from the Company’s Investor Relations department. The Company will disclose future amendments to the Code of Conduct for its directors and executive officers on its website or by filing a current report on Form 8-K within four business days following the date of amendment, or such earlier period as may be prescribed by Nasdaq or the SEC.

24

                         Corporate Governance

Related Person Transactions and Certain Relationships

Pursuant to the Company’s Code of Conduct, any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Vice President of Internal Audit or to the General Counsel. In addition, directors and executive officers are required to complete an annual questionnaire that solicits information regarding any transactions or relationships between themselves or their immediate family members and the Company of the types described in Item 404(a) of SEC Regulation S-K (“Related Party Transactions”). Directors and executive officers must seek a determination and obtain prior authorization or approval of any potential conflict of interest (including any Related Party Transaction) from the independent Audit Committee. The Audit Committee, pursuant to its charter, is tasked, among other things, with the responsibility to review Related Party Transactions and other conflicts of interest involving directors and executive and senior officers. The Company maintains a formal written policy addressing the reporting, review, and approval or ratification of transactions with related persons.

Mr. Wada, a director of the Company whose term expires as of the date of the Company’s 2020 Annual Meeting, served as the designated representative of Persol, which owns 4.4% of the Company’s Class A Common Stock, and with which the Company has a strategic alliance, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019. Mr. Wada received no compensation for his service as a director.

25

                         Director Compensation

DIRECTOR COMPENSATION

Our approach to director compensation is to appropriately compensate our non-employee directors for the time, expertise, and effort required to serve as a director of a large, complex company and to align the interests of directors with those of stockholders. Compensation levels for our non-employee directors are periodically reviewed for market competitiveness. Compensation payments are made after the non-employee directors are elected by stockholders at the Annual Meeting. Non-employee directors who begin their Board or committee chair service other than at the Annual Meeting receive a prorated amount of annual compensation.

Director Compensation Design

The Compensation Committee typically reviews non-employee director compensation in alternating years. In 2018, the Compensation Committee engaged its independent compensation consultant, Pay Governance, to evaluate its non-employee director compensation. Pay Governance conducted a comprehensive review of the most recent proxy filings of the Company’s peer group and general industry to assess the competitiveness of the Company’s non-employee director compensation. Based on the results of the review, the Committee approved an increase in the value of the equity portion of the annual retainer in 2018. No changes were made to non-employee director compensation in 2019. The compensation of our non-employee directors will next be reviewed in 2020, with the assistance of Pay Governance. The following table illustrates our 2019 non-employee director compensation:

	Annual Base Retainer		Board Leadership Positions - Additional Retainer (Committee Chairs)
	Non-Employee Directors	Chairman of the Board	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
Cash	$100,000	$150,000	$20,000	$15,000	$10,000
Equity (Kelly Class A Stock - $ Value)	$110,000	$165,000	—	—	—
TOTAL	$210,000	$315,000	$20,000	$15,000	$10,000

Under the Company’s amended and restated Equity Incentive Plan (“EIP”), the Board of Directors is required to periodically determine the percentage of the base retainer that will be issued to non-employee directors in shares of Class A Common Stock. The Compensation Committee and Board of Directors have approved fixing the portion of the annual base retainer that is paid in cash at $100,000, and the portion paid in equity at $110,000 (cash portion of $150,000 and equity portion of $160,000 for the Chairman of the Board).

Stock Ownership Requirements

Non-employee directors are subject to a stock ownership requirement that is a minimum fair market value of four times the value of the cash portion of the annual retainer (which currently equates to $400,000).

Non-Employee Directors Deferred Compensation Plan

The Company has established the Non-Employee Directors Deferred Compensation Plan (“DDCP”), which provides non-employee directors with the opportunity to defer all or a portion of all fees payable to them, pursuant to a valid deferral election. The DDCP is a non-qualified plan that allows for the deferral of all or a portion of annual cash payments to a notional account with investment fund choices that mirror those provided to participants in the Company’s Management Retirement Plan (“MRP”). In addition to those fund choices the Plan also includes the option to defer annual cash payments into Company common stock units. Non-employee directors may also elect to defer all or a portion of their annual stock retainer into Company common stock units. Participants may elect to receive distributions from their DDCP account at the time they cease to be a director of the Company or at a future date that is between one and ten years following the date they cease to be a director of the Company. Non-employee directors can elect to have distributions from the DDCP made in either a lump sum or in annual installment payments made over a two-to-ten-year period.

The following table sets forth the compensation paid during 2019 to the Company’s non-employee directors. Mr. Quigley received no compensation for his services as a director in 2019, for the period of time he served as our President and Chief Executive Officer. Mr. Quigley’s compensation as President and Chief Executive Officer is disclosed in the Compensation Discussion & Analysis section of this Proxy Statement.

26

                         Director Compensation

2019 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Carol M. Adderley	$100,000	$110,000	—	—	($340)	—	$209,660
Gerald S. Adolph	$100,000	$110,000	—	—	($10,006)	—	$199,994
George S. Corona(3)	—	—	—	—	—	—	—
Robert S. Cubbin	$115,000	$110,000	—	—	$16,012	—	$241,012
Jane E. Dutton	$110,000	$110,000	—	—	$75,470	—	$295,470
Terrence B. Larkin	$100,000	$110,000	—	—	—	—	$210,000
Leslie A. Murphy	$120,000	$110,000	—	—	($1,359)	—	$228,641
Donald R. Parfet	$150,000	$165,000	—	—	—	—	$315,000
Takao Wada(4)	—	—	—	—	—	—	—

(1)	One of our directors deferred the following amounts from her 2019 cash retainer fee: Ms. Dutton - $110,000.
(2)

Represents the aggregate fair market value of grants awarded on May 8, 2019. Each director received a grant of 4,385 shares of the Company’s Class A Common Stock having a fair market value of $25.08 per share. Ms. Adderley deferred 25% of her 2019 annual stock grant into deferred common stock units. Each of Mr. Adolph, Mr. Cubbin, Ms. Dutton, and Ms. Murphy deferred 100% of their 2019 annual stock grant into deferred common stock units.

(3)

Mr. Corona did not receive compensation as a director in 2019. His compensation as President and CEO for the first nine months of 2019 and as a non-executive employee for the last three months of 2019 is disclosed in the Compensation Discussion and Analysis section below.

(4)

Mr. Wada served on the Board as the designated representative of our joint venture partner, Persol, and received no compensation for his service as director. Mr. Wada will complete his service as a director as of the date of the 2020 Annual Meeting.

27

                         Beneficial Ownership of Shares

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth, as of March 16, 2020, (i) the beneficial ownership of the Company’s Class B Common Stock by each person known by the Company to own beneficially more than 5% of the Class B Common Stock, and (ii) the beneficial ownership of the Company’s Class A and Class B Common Stock by (a) each director (each of whom, other than Mr. Wada, is a nominee for election as a director at the Annual Meeting), (b) each of the named executive officers, and (c) all directors and executive officers as a group.

Greater than Five Percent Class B Stockholders	Class B Common Stock
	Number of Shares and Nature of Beneficial Ownership(1)	Percent of Class
Terence E. Adderley Revocable Trust K	3,139,940	91.6%

	Class A Common Stock			Class B Common Stock
Directors and Named Executive Officers	Number of Shares and Nature of Beneficial Ownership		Percent of Class	Number of Shares and Nature of Beneficial Ownership		Percent of Class
Directors:
Carol M. Adderley	343,401	(2)(3)	1.0	425	(2)	*
Gerald S. Adolph	8,478	(3)	*	100		*
George S. Corona	153,018		*	100		*
Robert S. Cubbin	26,348	(3)	*	100		*
Jane E. Dutton	31,899	(3)	*	100		*
Terrence B. Larkin	31,211		*	100		*
Leslie A. Murphy	30,824	(3)	*	100		*
Donald R. Parfet	33,675		*	100		*
Takao Wada	1,576,169	(4)	4.4	1,475		*
Named Executive Officers:
Peter W. Quigley (also a director)	132,634		*	100		*
Olivier G. Thirot	87,266		*	10		*
Peter M. Boland	9,636		*	—		*
James H. Bradley	24,452		*	—		*
Hannah Lim-Johnson(5)	11,490		*	—		*
All directors and executive officers as a Group (14 persons)	2,500,501		7.0	2,710		0.0

*	Less than 1%

(1)

This information is based on the Schedule 13D (the “13D”) filed with the SEC on October 19, 2018 on behalf of the Terence E. Adderley Revocable Trust K (“Trust K”) and the three co-trustees of Trust K. Trust K was created by Terence E. Adderley, the Company’s former Chairman of the Board, during his lifetime as a revocable trust, with Mr. Adderley serving as the trustee of and retaining the right to revoke the trust during his lifetime. Mr. Adderley funded Trust K, including a gift of 3,139,940 shares of Class B Stock. Mr. Adderley died on October 9, 2018, at which time the trust became irrevocable. In accordance with the provisions of Trust K, Andrew H. Curoe, David M. Hempstead and William U. Parfet, were appointed as successor co-trustees of Trust K following Mr. Adderley’s death. They are required by the provisions of Trust K to act by majority vote to exercise voting or investment power over the Class B stock held by Trust K and have stated in the 13D that the filing is not an admission that the co-trustees are beneficial owners of such Class B stock. Mr. Curoe may be deemed the beneficial owner of an additional 72,825 shares of Class B Stock held by trusts where Mr. Curoe acts as trustee or co-trustee, including ten trusts holding 100 shares of Class B Stock each, and one trust holding 71,825 shares of Class B Stock. The business address of the Terence E. Adderley Revocable Trust K and each of Messrs. Curoe, Hempstead and Parfet is c/o Andrew H. Curoe, 6th Floor at Ford Field, 1901 St. Antoine Street, Detroit, Michigan 48226.

28

                         Beneficial Ownership of Shares

(2)

Includes 190,306 shares of Class A stock and 200 shares of Class B stock held in two separate trusts of which Ms. Adderley is one of two individual trustees with Comerica Bank & Trust, N.A. as Corporate Trustee.

(3)

Includes 2,032 shares for Ms. Adderley, 4,451 shares for Mr. Adolph, 15,518 shares for Mr. Cubbin, 11,763 shares for Ms. Dutton, and 8,129 shares for Ms. Murphy indirectly held in the Company’s Non-Employee Directors Deferred Compensation Plan.

(4)

Mr. Wada is the designated representative of Persol, which owns the reported shares. Mr. Wada disclaims beneficial ownership of the shares held by Persol. Mr. Wada will complete his service as a director as of the date of the 2020 Annual Meeting.

(5)	Effective March 19, 2020, Ms. Lim-Johnson, Senior Vice President and Chief Legal Officer, separated from Kelly Services, Inc.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC.

Based solely upon a review of filings for fiscal year 2019 with the SEC and related written representations that no other reports were required, we believe that all Section 16(a) reports were filed on a timely basis, except a Form 4 for Ms. Adderley due April 5, 2019, which was filed on February 18, 2020 to report her sale of 5,000 shares of Class A Common Stock on April 3, 2019.

29

                         Proposal 2 – Advisory Vote to Approve the Company’s Executive Compensation

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

As described in the following Compensation Discussion and Analysis, our executive compensation programs are designed to align the interests of our executive officers with those of our stockholders by tying a significant portion of the compensation they receive to Company performance, and by providing a competitive level of compensation in order to attract, retain, and reward executive officers, who are critical to the long-term success of our business. Under these programs, our named executive officers are rewarded for the Company’s financial performance, individual performance, and long-term value creation, as well as to facilitate retention, and reflect market realities. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2019 compensation of our named executive officers.

As required by Section 14A of the Exchange Act, this proposal, commonly referred to as a “say on pay” proposal, seeks a stockholder advisory vote on our named executive officers’ compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K and in the Compensation Discussion and Analysis, through the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory and, therefore, not binding on the Company. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and consider the result of the advisory vote in designing and evaluating our executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

30

                         Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis section of this Proxy Statement provides an overview of our executive compensation philosophy and objectives and describes the material elements of our executive compensation programs, the compensation decisions the Compensation Committee (the “Committee”) has made under those programs, key factors that were considered, and provides details of the compensation paid to our named executive officers.

The Compensation Discussion and Analysis is organized in the following sections:

1.	2019 Named Executive Officers

2.	Executive Summary

3.	Executive Compensation Philosophy, Objectives, and Design

4.	Process for Determining Executive Compensation

5.	Compensation Programs: Decisions and Actions in 2019

6.	Governance of Executive Compensation Programs

7.	Tax and Accounting Considerations

8.	Compensation Committee Report

2019 Named Executive Officers

Our named executive officers for 2019, as defined by the SEC, were as follows:

Name	Title
Peter W. Quigley

Executive Vice President, and President, Global Staffing and General Manager, Global Information Technology, Global Service and Global Business Services (through 9/30/19); President and Chief Executive

Officer (commencing 10/1/19)

Olivier G. Thirot	Executive Vice President and Chief Financial Officer

Peter M. Boland	Senior Vice President and Chief Marketing Officer

James H. Bradley	Senior Vice President, Global Business Services and Global Talent Solutions

George S. Corona(1)	Former President and Chief Executive Officer

Teresa S. Carroll(2)	Former Executive Vice President, and President, Global Talent Solutions and General Manager, Global Solutions, Marketing and Human Resources

Hannah S. Lim-Johnson(3)	Former Senior Vice President and Chief Legal Officer

(1)	Mr. Corona stepped down as President and CEO and an officer of the Company effective September 30, 2019.
(2)	Ms. Carroll separated as an officer and an employee of the Company effective September 30, 2019.
(3)	Effective March 19, 2020, Ms. Lim-Johnson, Senior Vice President and Chief Legal Officer, separated from Kelly Services, Inc.

As previously disclosed, following his resignation as CEO, Mr. Corona became a non-executive employee of the Company, in a transition and advisory role until his expected retirement from the Company on or about June 30, 2020. Effective October 1, 2019, Mr. Quigley assumed the role of President and CEO. A description of the compensation arrangements for Messrs. Corona and Quigley in connection with the transition can be found under the heading “CEO Transition” in the section Compensation Programs: Decisions and Actions in 2019 below.

Executive Summary

Fiscal 2019 Performance

Kelly’s philosophy as a talent company is rooted in the conviction that our business makes a difference on a daily basis – in the lives of our employees and talent networks, for our customers, in the local communities we serve and in the broader economy. As work has evolved so has our range of solutions, growing over the years to reflect the changing needs of our customers and the changing nature of work itself. We have progressed from a traditional office staffing company into a workforce solutions leader delivering expertise in a portfolio of specialty services. As talent management has become more complex, we have developed innovative solutions to help many of the world’s largest companies plan for and manage their workforce through outsourcing, consulting, recruitment, talent advisory, career transition, and supplier management services. We offer innovative outsourcing and consulting services, as well as staffing on a temporary, temporary-to-hire, and direct-hire basis. We also provide a suite of talent fulfillment and outcome-based solutions, delivering integrated talent solutions on a global basis. In doing so, we enable companies to access skilled talent that can move their businesses forward.

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                         Compensation Discussion and Analysis

Kelly is committed to being a leading talent solutions provider among the talent with whom we choose to specialize and in the markets we choose to compete, which is the foundation of our strategy in 2019 and beyond. This strategic intent is underpinned by our Noble Purpose, “We connect people to work in ways that enrich their lives,” and is brought to life by our expected behaviors and actions:

•	Employ a talent-first mentality

•	Relentlessly deliver for customers

•	Grow through discipline and focus

•	Deliver efficiency and effectiveness in everything we do

By aligning ourselves with our Noble Purpose, executing against these strategic pillars, and investing in additional innovation, we intend to reap the benefits of operating as a more agile and focused organization and we expect to achieve new levels of growth and profitability as we develop further specializations across our portfolio of business.

During 2019, we continued our progress as a talent solutions company and identified several specialty growth platforms for investment. Early in 2019, we expanded our engineering portfolio with the acquisition of Global Technology Associates, LLC (“GTA”) and NextGen Global Resources LLC (“NextGen”), leaders in the growing 5G telecommunications market. These acquisitions position Kelly as one of the leading engineering workforce solutions companies in this fast-growing market. And in January 2020, we acquired Insight Workforce Solutions LLC (“Insight”), an educational staffing company, to expand our leadership position in the U.S. education talent solutions industry. We intend to further accelerate our efforts to drive revenue and earnings growth through additional inorganic growth platforms, making smart acquisitions that align with Kelly’s focus on specialization.

We continue to make investments in technology, particularly those which support greater efficiency in finding talent to answer customer needs. We are accelerating the implementation of our front office platforms, which when fully deployed in mid-2020, will streamline the processes and workflows associated with recruiting, onboarding, and reassigning workers. This investment will create the platform from which we will deploy additional operational improvements over the next several years that will enhance the experience of the hundreds of thousands of job seekers who interact and work with Kelly each year.

Our review of the commercial staffing operations delivered by our U.S. branch network in the first quarter of 2019 resulted in the reorganization of our operations to improve geographic coverage and operational efficiency. The new structure will allow us to refine our focus on specialties within the commercial staffing portfolio, including light industrial, electronic assembly, office professionals, and contact center staffing. During 2019, we recorded total restructuring charges of $5.5 million as a result of these actions. While we have already gained efficiency from the restructure, the growth we anticipated has not yet occurred. We remain committed to delivering revenue growth in our U.S. market and have initiated further actions to modernize our operations and deliver on that commitment.

Key performance highlights for 2019 incentive plan financial measures were lower than the prior year and resulted in below target payouts:

Earnings from Operations	Totaled $81.8 million for the full year 2019 as compared to $87.4 million in 2018

Gross Profit	Decreased from $972.2 in 2018 to $968.4 in 2019

Conversion Rate (Return on Gross Profit)	Our 2019 conversion rate was 8.4% compared to 9.0% in 2018

Return on Sales	ROS declined from 1.6% in 2018 to 1.5% in 2019

Earnings Before Taxes plus JV Income	Totaled $75.7 million for 2019, down from almost $92.0 million in 2018

While faced with market conditions that may hamper our efforts, including a sluggish manufacturing sector and a tight labor market, and the recent business challenges arising from the Coronavirus, Kelly continues to focus on accelerating the execution of our strategic plan and making the necessary investments and adjustments to advance that strategy. Our objective is to become an even more agile, consultative, and profitable company, and we are reshaping our business to make that goal a reality. We will measure our progress using financial measures, including: revenue growth (both organic and inorganic); gross profit rate improvement; and conversion rate and EBITDA margin.

32

        Compensation Discussion and Analysis

We are acting with urgency to achieve the following:

•	Grow higher-margin specialty and outsourced solutions, creating a more balanced portfolio that yields benefits from improved mix;

•	Integrate our investments in specialty solutions with significant growth opportunities, such as our acquisitions of GTA, NextGen, and Insight;

•	Deliver long-term structural improvements in costs through investments in technology and process automation; and

•	Improve our financial results.

Key Executive Compensation Program Highlights for Fiscal 2019

We continue to evaluate our executive compensation program and make changes to further align it with our strategic priorities and to reward both short- and long-term business success. We believe we have designed a program that aligns with stockholder interests, incentivizes growth and operational excellence, and demonstrates a clear linkage between compensation and performance. The program continues to seek to minimize incentives for management to take excessive risks. The Committee worked with management and its independent compensation consultant, as described later in this document, to review current compensation programs, including the incentive plans, and made the decisions described below in 2019.

Reflecting the Company’s commitment to driving a high-performance culture, our executive compensation program emphasizes at-risk incentive awards that can be earned over one and three-year periods. As our business evolves and we strive for performance that is better than the prior year, the design of our incentive plans has changed to ensure continued alignment to our business strategy for driving long-term stockholder value. The executive compensation program, particularly the annual and long-term incentive plans, are designed to directly support the Company’s strategic intent to become a more efficient, profitable, growth-focused, and performance-driven organization. Incentive payouts earned for performance cycles ending in 2019 are commensurate with the earnings, gross profit, expense management, and total stockholder return results that were achieved. Annual incentive awards for 2019 corporate performance were earned at approximately 45.60% of target, commensurate with our performance on earnings, gross profit, and expense goals. Long-term incentive awards for the performance share period 2017-2019 were earned at an aggregate funding of 36.62% of target for return on sales and earnings before taxes plus Joint Venture (“JV”) income results, and our total stockholder return relative to the market.

The Board has adopted two plans that provide the framework for incentive compensation opportunities for our senior officers, a group that includes our executive officers.

•	The Short-Term Incentive Plan (“STIP”) provides for annual cash-based incentive opportunities that are based upon the achievement of one or more performance measures, as established by the Committee.

•

The Equity Incentive Plan (“EIP”) provides the Committee the ability to grant long-term incentive (“LTI”) opportunities, in various award types, that focus on the long-term performance of the Company and align the interests of senior officers with those of stockholders.

2019 STIP Design and Results

•

Approved multiple, balanced performance measures for the corporate component of the 2019 STIP. 2019 target goals for each measure were set at budgeted numbers, which were substantially higher than 2018 actual results:

•	Earnings from Operations (weighted 50%);

•	Return on Gross Profit (Conversion Rate) (weighted 25%); and

•	Total Gross Profit (weighted 25%).

•	Maintained “gatekeeper” goal that must be achieved in order to earn a payout under any STIP measure (Earnings from Operations measure must achieve at least 60% of target).

•

Executive officers who are responsible for providing direct leadership to a business unit have at least 30% of their STIP award opportunity based on the achievement of specific business unit measures and the remainder of their award based on the corporate component.

•	Based upon 2019 results for the three performance measures of the corporate component of the STIP, the Committee approved payouts on the 2019 STIP corporate component equal to 45.60% of target.

33

                         Compensation Discussion and Analysis

2019-2021 LTI Design

•	Maintained LTI grant mix for senior officers, including our executive officers, that heavily emphasizes at-risk performance-based pay opportunities through the following equity vehicles:

•	Performance Share Units = 75% of LTI mix; and

•	Restricted Stock Awards/Units (RSAs/RSUs) = 25% of LTI mix.

•	Approved two new LTI performance measures for the 2019-2021 Performance Share Awards that management and the Committee believe to be strong drivers of Kelly’s long-term value.

•	Gross Profit Growth (weighted 50%)

•	Improvement in Return on Gross Profit (Conversion Rate) (weighted 50%)

•

Retained a Relative Total Shareholder Return (“TSR”) performance component; however, it will now be applied as a modifier to the outcome of the 2019-2021 financial performance measures to strengthen accountability to financial results and enhance alignment between earned awards and expense. The TSR modifier can have either a positive or negative impact of up to 25% on overall financial results.

•

Established goals for full three-year performance periods for all measures. 2019-2021 target financial goals for each measure were set at budgeted numbers, which were substantially higher than 2016-2018 actual results. Awards earned, if any, are based on performance assessed over the three-year period.

•

Maintained a performance hurdle of “Positive Net Income” to the restricted stock units awarded to executive officers in 2019. Dividend equivalents on restricted stock units granted during 2019 are not paid to executive officers until both the performance hurdle and vesting requirements are met.

2017-2019 LTI Results

•

Performance share awards based upon 2017-2019 financial measures, “Return on Sales”, and “Earnings Before Taxes plus Joint Venture (“JV”) Income” achieved an average funding level of approximately 54.99% of target and vested on February 11, 2020.

•

The Company’s stock price performance over the three-year period 2017-2019 (2.3%) as compared to the stock price performance of the S&P SmallCap 600 Index (25%) for the same period, resulted in below threshold results for the Relative TSR measure for the 2017-2019 LTI awards. As a result, shares based on this performance measure were not eligible for vesting.

2019 Individual Compensation Decisions

•	Messrs. Thirot, Boland and Bradley and Ms. Lim-Johnson received base salary increases averaging 3.6%, effective March 1, 2019.

•	Mr. Corona and Ms. Carroll did not receive base salary increases in 2019 as the Committee believed their compensation to be appropriate based on market competitive levels and other factors.

•

To begin moving target pay closer to market median, at the time of Mr. Quigley’s promotion to President and CEO, he received a base salary increase of 46%, an increase to his STIP target from 85% to 110% of base salary earnings, and an additional LTI award grant, effective October 1, 2019. Messrs. Thirot and Boland received salary increases of 5% in recognition of additional responsibilities each of them took on effective October 1, 2019. Further explanation can be found under “Compensation Programs: Decisions and Actions in 2019”.

The Committee believes these actions support the strategic direction of the Company and help position it for long-term success in achieving its goals. These compensation decisions and actions are discussed in more detail below.

Executive Compensation Philosophy, Objectives, and Design

Our executive compensation philosophy is to provide market-based pay opportunities with incentive payouts aligned with the achievement of the Company’s overall short- and long-term business strategies and results. The design of our executive compensation programs allocates total compensation to fixed and variable pay elements resulting in a mix of short-term and long-term pay elements. The Committee continually evaluates our executive compensation programs to ensure that the Company provides market-competitive opportunities that enable us to attract and retain highly qualified individuals to lead the organization and drive business success in the competitive and ever-changing business environment in which we operate. Our executive compensation programs are designed to achieve the following objectives:

34

Compensation Discussion and Analysis

•	Align a significant portion of compensation with the achievement of multiple performance goals that motivate and reward executives based on Company, business unit, and individual performance results;

•

Attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, achieve outstanding results, and build long-term stockholder value;

•	Support the achievement of the Company’s vision and strategy;

•	Create an ownership mindset that closely aligns the interests of management with those of stockholders; and

•	Provide an appropriate balance between the achievement of both short- and long-term performance objectives, with clear emphasis on managing the sustainability of the business and mitigation of risk.

Pay for Performance Framework

The Committee believes that a majority of a senior officer’s compensation should be “at risk” and based upon the achievement of corporate and business unit results, the Company’s share price performance, as well as an individual’s performance. As a result, senior officers participate in incentive programs that provide them with the opportunity to earn awards that are directly tied to the Company’s performance and that drive sustainable long-term stockholder value. The Company’s compensation programs provide an incentive for senior officers to meet and exceed performance goals. Executives are held accountable for results and rewarded with above target payout amounts for performance that exceeds target goals. When target goals are not met, award payouts are designed to deliver below target payouts or no payouts. We believe the combination of our annual incentive awards and long-term equity incentive awards align the interests of our senior officers with the interests of our stockholders.

CEO and Other Named Executive Officers Pay Mix

While we believe that a majority of an executive officer’s target compensation opportunity should be performance-based, we do not have a specified formula that defines the overall weighting of each element. We believe that the higher a role is positioned within the organizational structure, the greater the emphasis on performance-based compensation should be. As such, the Chief Executive Officer (“CEO”) has a greater percentage of his compensation opportunity that is performance-based through higher target opportunities for STIP and LTI, as compared to the compensation opportunities of the other named executive officers (“NEOs”). At-risk compensation consists of annual cash incentive awards and long-term equity awards (restricted shares and performance shares) that are contingent upon the achievement of pre-established performance goals. The following charts illustrate the 2019 Target Total Direct Compensation mix for our President and CEO and the other named executive officers combined (as of December 31, 2019) and includes the pay elements of base salary, STIP (at target), restricted shares, and performance shares (at target):

FY 2019 CEO Target Compensation Mix	FY 2019 Other NEO Target Compensation Mix

35

Compensation Discussion and Analysis

Elements of Compensation for Named Executive Officers

The Committee determines the elements of total direct compensation that we provide to our senior officers, a group that includes the named executive officers. The elements of our fiscal 2019 executive compensation program and the objectives for each are as follows:

COMPENSATION ELEMENT	TYPE	FORM	CONSIDERATIONS	OBJECTIVES
Base Salary	Fixed Compensation	Cash

•  Reviewed annually and adjusted when appropriate

•  Determined based on role and scope of responsibilities, skills, experience, sustained individual contribution, and comparison to market-comparable jobs

• Provide competitive compensation for day-to-day responsibilities • Attract and retain qualified senior officers • Balance risk-taking
Short-Term Incentive Plan (STIP)	Variable At-Risk Performance- Based Compensation	Cash

•  Annual performance period

•  Target payout opportunity established as percentage of earnings for each senior officer based on role

•  Performance measures selected to align with our business strategy

•  Multiple performance measures that reflect key operational and financial measures of success

•  Payout based on achievement of predetermined goals

•  “Gatekeeper” goal must be achieved for any award to be earned

• Motivate and reward senior officers for achievement of critical near-term performance goals that support the Company’s strategic business objectives
Long Term Incentives (LTI)	Variable At-Risk Compensation	Stock- Settled

Restricted Stock

•  Accounts for 25% of total LTI award opportunity •Shares vest ratably over four years •For executive officers, performance hurdle as measured over the first year of the grant must be achieved for shares to be earned

• Align interests of senior officers and stockholders • Support retention • Support meaningful stock ownership
Long Term Incentives (LTI)	Variable At-Risk Performance- Based Compensation	Stock- Settled

Performance Shares

•  Accounts for 75% of total LTI award opportunity

•  Provides opportunity to earn shares based on achievement of multiple specific performance goals

•  Relative TSR measure is for a three-year period

•  Financial measures for 2017-2019 and 2018-2020 LTI awards are based on three years of performance (payouts, if any, are based on the aggregation of three one-year performance goals compared to three years of results)

•  Financial measures for 2019-2021 LTI awards are for a three-year period with full goals set in early 2019

•  Drive long-term value creation for stockholders

•  Motivate and reward senior officers for achievement of strategic business objectives over a three-year period

•  Align the interests of senior officers with the long-term interests of the Company and stockholders

36

Compensation Discussion and Analysis

2020 Executive Incentive Plans

For the 2020 incentive plan designs, the Company continues to focus on pay-for-performance alignment by using multiple financial measures and Relative TSR to strongly drive our key business objectives and stockholder value. Additional details regarding the 2020 incentive plan designs will be presented in our 2021 proxy statement.

Process for Determining Executive Compensation

Role of the Compensation Committee

The Committee designs and administers the Company’s executive compensation programs and policies, and regularly reviews these programs and policies relative to its objectives, applicable new legal and regulatory practices, evolving best practices, and corporate governance trends. The Committee and members of the Board of Directors determine the compensation of the CEO. The CEO’s total compensation is comprised of base salary, STIP, and LTI award opportunities, and is the same design as the other named executive officers. The CEO does not participate in recommendations or discussions related to his own compensation levels. As part of its responsibility for executive compensation, the Committee annually reviews and determines the compensation of each of our senior officers, including the named executive officers listed in the Summary Compensation Table of this Proxy Statement, based on each individual’s performance including consideration of ethical behavior, achievement of planned goals, relevant market comparisons, the recommendations of the CEO, and other factors. The Committee reviews the costs and short- and long-term benefits of the compensation arrangements it considers and approves for senior officers.

The responsibilities of the Committee are defined in its charter, which can be found on the Company’s website at kellyservices.com.

Role of the Independent Compensation Consultant

Since October 2014, the Committee has engaged Pay Governance LLC as its independent compensation consultant (the “Consultant”). The Committee considers analysis and guidance from the Consultant when making compensation decisions on plan design; the merits of various incentive plan performance measures; senior officer pay levels, including that of the CEO and our other executive officers, relative to peer group and other market data; composition of peer group companies; stock ownership requirements; and other pay practices. In addition, the Consultant updates the Committee on market trends and best practices in executive compensation and, as requested, provides data and guidance on other items such as Director compensation. The Committee uses its own independent judgment to make all decisions related to the compensation of the Company’s senior officers.

During 2019, the Consultant regularly attended Committee meetings and communicated with the Chairman of the Board, the Committee Chairman, and the Committee Vice Chairman outside of Committee meetings. The Committee regularly meets with the Consultant in private session (without members of management). As directed by the Compensation Committee, the Consultant also met with the Senior Vice President and Corporate Secretary (“Corporate Secretary”) and members of the Executive Compensation, Finance, and Corporate Governance teams of the Company. The Consultant maintains a direct reporting relationship to the Committee on all compensation matters.

The Committee conducts an annual assessment of the Consultant’s independence, using factors established by Nasdaq. The Consultant provided no services to the Company in 2019 other than services to the Committee. The Committee reviewed and affirmed the independence of the Consultant as the Compensation Consultant to the Committee and concluded the work performed by the Consultant did not raise a conflict of interest.

Role of Management

The Committee consults with the CEO and the Corporate Secretary to obtain feedback with respect to the strategic direction of our executive compensation programs.

The CEO makes recommendations for each of the executive officers about elements of their total compensation. He bases his recommendations on the assessment of each executive officer’s performance, as well as the performance of their respective business or function and other factors. The Committee takes into consideration the recommendations of the CEO when determining the compensation of the other executive officers.

In addition, the CFO provides periodic financial updates and information to the Committee, to aid in establishing incentive plan goals and determining payout amounts.

37

Compensation Discussion and Analysis

Comparator Data

The Committee uses third-party survey data for comparably sized general industry companies and available data from a select group of peer companies, in determining the competitive positioning of our compensation programs, and the individual compensation opportunities of each of our senior officers, including the named executive officers.

Each senior officer’s performance is reviewed (see Senior Officer Performance Reviews and Succession Planning below) and compensation decisions are made on an annual basis (or as a senior officer’s duties and responsibilities change). Base salaries, target STIP, and target long-term incentive opportunities are benchmarked against a group of comparable executive positions in general industry companies of similar revenue size as reflected in multiple third-party surveys. We seek to establish target total direct compensation opportunities (defined as base salary, target STIP, and target long-term incentive) for our named executive officers that are near a competitive range of the median of the market data. Compensation ultimately earned from these opportunities can vary from the targeted levels based on the company, business unit, and individual performance. Various other factors are taken into consideration and in certain circumstances, we may target pay above or below the competitive median. Individual target total direct compensation may be above or below the median depending on Company performance, cost considerations, the role’s scope of responsibilities, individual experience and performance, and any succession, retention or internal equity considerations. The Company has taken a conservative approach to target long-term incentive opportunities generally below market median for senior officers. This approach is in support of the Company’s efforts to reduce costs in connection with its investment strategy and its goal to become more profitable.

In 2019, a competitive executive compensation analysis was performed which included both an analysis of third-party survey data prepared internally by the Company’s Executive Compensation group, and a peer group review of CEO pay prepared by the Consultant. Third-party general industry survey data from Hewitt, Mercer, and Willis Towers Watson was used to prepare the survey analysis. Specific companies that participated in the third-party surveys were unknown and not a factor in the Committee’s deliberations. The survey analysis was reviewed by the Consultant for the Committee.

The Consultant worked with the Committee and management to develop an updated group of peer companies to be used for market comparison purposes in terms of CEO pay levels and executive pay practices. We do not believe many companies compete directly with us in all areas of our business or are of similar size. However, in order to have a reference group of publicly-traded comparators, the Consultant has identified a group of relevant companies that compare to Kelly in at least some areas of our business. The resulting group of twelve comparator companies consists solely of staffing and HR-focused companies with generally similar annual revenues and recent market cap. The majority are multi-national/global companies headquartered in U.S. The following updated group of companies includes more direct peers and a balanced mix of some significantly smaller and larger companies in similar industries. The peer group was used by the Committee and management as another reference point when assessing 2019 executive pay practices and CEO pay levels:

2019 Peer Group

• ABM Industries Incorporated	• Barrett Business Services, Inc.	• ManpowerGroup Inc.

• Adecco Group AG	• Heidrick & Struggles International, Inc.	• Randstad NV

• AMN Healthcare Services, Inc.	• Insperity, Inc.	• Robert Half International Inc.

• ASGN Inc.	• Kforce Inc.	• TrueBlue, Inc.

The Committee considers peer group and general industry survey data as a point of reference, not the sole factor in determining senior officers’ compensation. The third-party survey data and peer group analysis represent “Market Data” when referenced throughout this Compensation Discussion and Analysis. The Committee considers all of the resources provided as part of a holistic process that also includes officer performance and the recommendations of the Company’s CEO regarding total compensation for senior officers.

Tally Sheets

In addition to Market Data and for use as background information, the Executive Compensation group provides the Committee with comprehensive tally sheets for each executive officer, summarizing up to four years of historical target and actual total compensation data and long-term incentive grant detail that includes grant date fair value as well as the intrinsic value of outstanding award opportunities. The Committee reviews tally sheets for the executive officers and believes they are a useful multi-year reference tool, along with other perspectives, when considering whether compensation decisions reflect the Company’s executive compensation philosophy and performance.

Senior Officer Performance Reviews and Succession Planning

Annually, the Committee conducts a comprehensive senior officer performance review that includes succession planning and identification of officer developmental opportunities. Updated performance evaluation templates were developed in 2019 for use with the senior officers. Detailed executive performance review information for each of the senior

38

Compensation Discussion and Analysis

officers, including the named executive officers, is prepared by the Chief Human Resources Officer (“CHRO”). Methodology that had been implemented the prior year was enhanced for 2019 and used to identify and develop the Company’s talent, including a framework to assess future leadership needs, evaluate talent, and a succession planning and talent development system. Sessions were held with multiple levels of the organization to discuss talent and development, increasing transparency with the sharing of information, and understanding of key talent across leadership teams and business units. Individual development plans continue to be prepared to identify future opportunities for emerging leaders, including increased development through experiential learning opportunities and formal coaching.

The performance review information for each of the senior officers includes key annual initiatives, performance results, strengths, and development opportunities. Senior officers with high technical knowledge in one area of functional expertise and those with the ability to have cross functional potential and serve in many capacities were identified. The CEO reviews the performance of the other executive officers and presents their individual performance assessments, development plans, and succession strategies to the Committee. Executive officers who have direct reports who are senior officers, present the individual performance assessments, development plans, and succession strategies to the Committee for each of those senior officers. During the individual performance assessments, the Committee asks questions, renders advice, and makes recommendations on matters that include individual development needs, succession planning, and retention. The Company’s Chairman of the Board and the Committee Chair present the performance review for the CEO to the other Committee members. None of the senior officers are present when their performance is being discussed by the Committee. Each executive’s individual performance assessment is used by the Committee, together with the compensation analysis discussed in the previous section and the recommendations of the CEO, to determine compensation for the senior officers.

The Company’s succession plan is updated annually in connection with the performance assessments and is approved by the Board. The plan documentation includes all executives at the senior officer level, as well as their potential successors from within the Company in case of an unexpected disability or departure of a senior officer. Documentation includes detailed executive performance review information as discussed above, readiness assessments, and at least one potential successor for each role. Any changes to the plan during the year also require the approval of the Board.

Compensation Programs: Decisions and Actions in 2019

CEO Transition

As previously disclosed, effective September 30, 2019, Mr. Corona resigned as President and CEO of the Company. Mr. Corona continues to serve as a director of the Company through his current term and thereafter as provided by the Board. He currently serves as a non-executive employee in a transition and advisory role, until his expected retirement on or about June 30, 2020. In connection with the transition, the Company and Mr. Corona entered into a transition employment agreement, which sets forth the terms of Mr. Corona’s employment in a non-executive capacity until his retirement. During the transition period, Mr. Corona assists with the leadership transition and receives a base salary of $15,000 per month. Mr. Corona received a prorated payout under the STIP with respect to his service for the first nine months of 2019 as President and CEO as disclosed in the section, Annual Cash Incentives below. Mr. Corona received shares earned under the 2017-2019 LTI awards as disclosed in the Long-Term Incentives section below. He remains eligible to receive prorated shares that become earned under certain conditions for the 2018-2020 LTI awards and the 2019-2021 LTI awards. Upon Mr. Corona’s retirement, he will forfeit any outstanding restricted shares that have not vested. Effective September 30, 2019, Mr. Corona is not eligible for severance benefits from the Company.

Effective October 1, 2019, Mr. Quigley assumed the role of President and CEO and became a director of the Company. The Committee approved an increased base salary of $840,000 for Mr. Quigley, an increased STIP target opportunity from 85% to 110% of base salary earnings, and his long-term incentive target opportunity was increased from 140% to 200% of base salary. The committee also approved an additional grant of 2019 LTI awards with a total grant date value of $218,750. Mr. Quigley’s benefits under the Company’s Senior Executive Severance Plan increased from a Tier 2 participant to a Tier 1 participant. Mr. Quigley’s severance eligibility can be found in the section below titled, Potential Payments upon Termination or Change in Control.

Base Salary

Base salaries for senior officers, including the named executive officers are intended to be competitive with Market Data to ensure that the Company can attract and retain the executives necessary to successfully lead and manage the organization. Base salaries generally fall within a range (+/- 15%) around the median of salaries in the Market Data, as individual base salaries will vary based upon the factors described below. Based on Market Data available at the time the review was conducted in November 2018, we determined that the base salaries of our named executive officers were within this competitive range of the market medians for comparable roles. Base salary is only one component of target total direct compensation and may be affected by other components to ensure that target total direct compensation meets compensation objectives.

39

Compensation Discussion and Analysis

The Committee reviews the base salaries of senior officers, including the named executive officers, on an annual basis (or as a senior officer’s duties and responsibilities change). Base salaries are determined by the Committee for each of the senior officers based on various factors, including the scope and responsibilities of the role, an individual’s experience and performance in the role, their current level of pay compared to Market Data, internal pay equity, the recommendations of the CEO, and consideration of the Company’s salary adjustment budget.

The Company’s annual total compensation review process for all employees, including the senior officers, typically occurs during the first quarter to coincide with the timing of any potential incentive award payouts. The timing alignment of compensation elements is intended to reinforce the Company’s pay for performance philosophy and provide each employee with their “total compensation” overview. In November 2018, the Committee conducted its annual review of base salaries of the senior officers, including named executive officers. In February 2019, it was determined that no changes would be made to base salary levels for Messrs. Corona and Quigley and Ms. Carroll as the Committee believed their salary levels were market competitive. Salaries for Messrs. Thirot, Boland and Bradley and Ms. Lim-Johnson were increased on average 3.6%, to recognize performance and move market competitiveness closer to median.

Effective with his promotion to President and CEO on October 1, 2019, the Committee approved a base salary increase of 46% for Mr. Quigley to move his salary closer to competitive market levels for the CEO position. At the same time, Messrs. Thirot and Boland each received base salary increases of 5% in recognition of additional responsibilities.

In consideration of the factors noted above, the following base salaries for the named executive officers were approved by the Committee in 2019:

	2018 Base	2019 Base	Adjustment
Named Executive Officer	Salary	Salary	%
Peter W. Quigley	$575,000	$840,000	46.1%
Olivier G. Thirot	$550,000	$588,000	6.9%
Peter M. Boland	$350,000	$376,600	7.6%
James H. Bradley	$315,500	$333,500	5.7%
George S. Corona	$1,000,000	$1,000,000	0.0%
Hannah S. Lim-Johnson	$350,000	$365,000	4.3%

Notes:

•	Amounts represent base salaries in effect on December 31 of each applicable year.

•	2019 total compensation review salary adjustments were effective March 1, 2019.

•	Promotional increase for Mr. Quigley was effective October 1, 2019.

•	Special increases for Messrs. Thirot and Boland were effective October 1, 2019.

•	Mr. Corona’s base salary was reduced to $180,000 effective October 1, 2019 through June 30, 2020, per the terms of his Transition Employment Agreement.

•	Ms. Carroll separated as an officer and an employee of the Company effective September 30, 2019.

Annual Cash Incentive

The Committee believes that the named executive officers should have a meaningful percentage of their total compensation earned through annual “at risk” performance-based incentives. The percentage of target total compensation at risk under the terms of the STIP increases significantly as the individual executive’s responsibilities and influence on overall corporate performance results increase. The STIP is designed to encourage executives to meet and exceed the Company’s short-term goals that align with overall corporate strategy and improve stockholder value.

The STIP target opportunity is established as a percentage of each individual’s actual base salary earnings and is targeted near the median Market Data, but may vary based upon individual factors, internal equity, and other considerations. STIP payments for all participants are capped at 200% of the target incentive award opportunity. In November 2018, the Committee reviewed the target incentive opportunity for each of the named executive officers and found that all but one were appropriately positioned relative to the Market Data. The Committee approved increasing Mr. Thirot’s STIP target from 75% to 80%, effective January 1, 2019.

Mr. Quigley’s STIP target opportunity was increased from 85% to 110% of base salary effective with his promotion to President and CEO on October 1, 2019. His 2019 STIP award amount was prorated between the time he spent in each role and the associated STIP goals, target percentage, and base salary earnings.

40

Compensation Discussion and Analysis

The following table shows the 2018 and 2019 STIP target opportunities, as a percent of base salary, for our named executive officers:

Named Executive Officer	2018 STIP Target %	2019 STIP Target %
Peter W. Quigley	85%	110%
Olivier G. Thirot	75%	80%
Peter M. Boland	55%	55%
James H. Bradley	65%	65%
George S. Corona	130%	130%
Hannah S. Lim-Johnson	65%	65%

In the months leading up to year end, the Committee reviews and determines the objectives, performance measures, and other terms and conditions of the STIP for the following plan year. For 2019, the Committee approved the use of the same multiple performance measures as were used in 2018 to comprise the corporate component of the STIP. The Committee selected these multiple financial measures again for the STIP because they aligned with business objectives and value creation, provided balance, ensured a strong pay-performance linkage, and improved line of sight for senior officers, including the named executive officers. Measures selected for 2019 STIP were:

•	Earnings from Operations, to focus on improving the Company’s earnings;

•	Total Gross Profit, to maximize growth for all Kelly businesses; and

•	Return on Gross Profit (also referred to as “Conversion Rate”), to focus on expense control.

Payout for threshold performance under the corporate component of STIP is 50% of a named executive officer’s target payout opportunity, with zero payout earned for performance below threshold. Achievement of target performance results in target payouts for the named executive officers. Performance above target earns incentive payouts above target and up to the maximum of 200% of target. As in prior years, the 2019 STIP design includes a ‘gatekeeper’ goal which must be achieved to earn a payout under any measure. The gatekeeper goal is earnings from operations with a required level of achievement of at least 60% of target.

Performance measures used for purposes of STIP are the same as defined in the Company’s GAAP financial statements, excluding special items such as: changes in accounting principles, gains or losses on acquisitions or divestitures, changes in budget due to acquisitions or divestitures, restructuring expenses, and other unusual items, which are defined as such and quantified in the financial statements and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items. For the total gross profit measure, constant currency (using the Company’s 2019 budgeted currency exchange rate) was used to determine values in establishing achievement of the incentive plan goals for 2019.

In February 2019, the Committee determined and approved threshold, target, and maximum performance goal levels for the 2019 STIP. The threshold goals were set at levels for which the Committee believed it was appropriate to start earning incentives; target goals were set at the budgeted levels, which the Committee considered were “challenging but achievable”; maximum goals were set at significant stretch levels for which the Committee believed the earning of two times target payouts was warranted. In approving the performance goals in February, the Committee determined it would review goals again at the May meeting that would include the estimated impact of the Company’s January 2019 acquisitions. In May 2019, the Committee approved higher performance goals, as shown in the table below, that reflected the impact of the acquisitions. For the Corporate measures, straight line interpolation occurs for achievement of performance between threshold and target, and between target and maximum. For the business unit measures for Mr. Quigley and Ms. Carroll, there is no straight-line interpolation between payout levels of the payout schedule. For the business unit goal for Mr. Bradley, straight line interpolation occurs for achievement between payout levels. The goals at threshold, target, and maximum for the 2019 STIP, as well as resulting performance for each measure of the corporate component were as follows:

		2019 Performance Goals
Corporate Component Performance Measures	Weighting	Threshold	Target	Maximum	2019 Actual Results	Weighted 2019 Payout (% of Target)
Earnings from Operations	50.0%	$87.465	$106.524	$138.482	$90.646	29.2%
Return on Gross Profit	25.0%	8.996%	10.148%	11.993%	9.361%	16.5%
Total Gross Profit	25.0%	$978.722	$1,049.693	$1,154.662	$973.427	0.0%
$ in millions	100%					45.6%

41

Compensation Discussion and Analysis

Total Company revenue from services for 2019 declined, due to revenue decreases in Americas Staffing and International Staffing, partially offset by an increase in GTS revenue. The Company’s gross profit rate increased across all business segments from the prior year. The Company’s return on gross profit and earnings from operations were down from 2018 due to restructuring expense.

Messrs. Corona, Thirot, and Boland, and Ms. Lim-Johnson’s STIP opportunities were based 100% upon the performance measures of the corporate component, as shown above.

Ms. Carroll’s STIP opportunity was based 50% on the corporate component measures and 50% on the business unit measures for which she was accountable. Payout results for the business unit measures for Ms. Carroll were positively impacted by increased revenue, primarily due to the GTA acquisition and program expansion in our Business Process Outsourcing (“BPO”) and KellyConnect products. These increases were partially offset by lower demand in centrally delivered staffing. The GTS gross profit rate increased due to improving product mix coupled with lower employee-related costs. Total SG&A expenses decreased due to proactive cost management as we continue to align our resources and spending levels with volume and gross profit in our products. Decreases were partially offset by an increase in SG&A expenses related to the January 2019 acquisition of GTA. The measure, “Contribution” that appears below for Ms. Carroll and Mr. Quigley is defined as income from operations.

Performance results for each of Ms. Carroll’s business unit measures are as follows:

Teresa Carroll

		2019 Performance Goals
Corporate Component and					2019	Payout
Business Unit					Actual	(% of
Performance Measures	Weighting	Threshold	Target	Maximum	Results	Target)
Corporate Component Performance Measures	50.0%		see details above			45.6%
Global Talent Solutions (GTS) Staffing GP $	12.5%	$118.291	$131.435	$164.293	$129.903	75.0%
Global OCG GP $	12.5%	$250.119	$277.910	$333.492	$271.760	90.0%
Global Talent Solutions (GTS) Contribution	25.0%	$81.056	$101.320	$151.980	$108.213	110.0%
$ in millions	100.0%			Weighted Payout:		70.9%

Mr. Quigley’s STIP opportunity for the first nine months of 2019 was based 50% on the corporate component measures and 50% on the business unit measures for which he was accountable in his role as Executive Vice President and President, Global Staffing and General Manager, Global IT, Global Service, and Global Business Services. Payout results for the America’s Staffing business unit measures for Mr. Quigley were positively impacted by the acquisition of NextGen in January 2019. Revenue from services was down, reflecting a decrease in hours volume and an increase in average bill rates. The decrease in hours volume was primarily due to the disruption resulting from the restructure of the U.S. branch-based staffing in the first quarter of 2019 and slower achievement of the related benefits. The increase in average bill rates was the result of wage increases and stronger revenue growth in our service lines with higher pay rates. The change in revenues reflects decreases in volume in our light industrial and office services specialties, partially offset by an increase in engineering, educational staffing and science specialties. The Americas gross profit rate increased in comparison to the prior year, having been positively impacted by the addition of NextGen. SG&A expenses increased due to the addition of NextGen and also restructuring expenses related to U.S. branch-based staffing operations severance costs. International Staffing revenue from services decreased from the prior year, primarily due to revenue declines in France and Germany, reflecting current staffing market conditions. These decreases were partially offset by increased revenue in Russia, due to higher hours volume. International Staffing gross profit decreased as a result of declining revenue. Total SG&A expenses for International Staffing decreased due to continued effective cost management to align to revenue trends. Mr. Quigley’s STIP opportunity for the last three months of 2019, in his role as President and CEO, was based 100% on the corporate component.

42

Compensation Discussion and Analysis

Performance results for each of Mr. Quigley’s business unit measures are as follows:

Peter Quigley

				2019 Performance Goals
Job Title	Period	Corporate Component and Business Unit Performance Measures	Weighting	Threshold	Target	Maximum	2019 Actual Results	Payout (% of Target)
EVP & President, Global Staffing and GM, Global IT, Global Business Services & Global Service	1/1/19 - 9/30/19	Corporate Component Performance Measures	50.0%		see details above			45.6%
		Americas Staffing Gross Profit	20.0%	$435.100	$483.444	$604.305	$429.853	0.0%
		Americas Staffing Contribution	20.0%	$65.694	$82.118	$123.177	$62.313	0.0%
		EMEA Staffing Gross Profit	5.0%	$143.470	$159.411	$199.263	$144.050	0.0	%(1)
		EMEA Staffiing Contribution	5.0%	$18.731	$23.414	$35.121	$15.204	0.0%
President & CEO	10/1/19 - 12/31/19	Corporate Component Performance Measures	100.0%		see details above			45.6%
$ in millions						Weighted	Payout:	31.5%

(1)	No payout on GP measure if Contribution measure does not achieve at least a threshold level of performance.

Mr. Bradley’s STIP opportunity was based 70% on the corporate component measures and 30% on the business unit measure, days sales outstanding (“DSO”) Americas for which he was accountable. For the DSO measure, a lower value reflects better performance. Payout results for the business unit measure for Mr. Bradley were just above threshold, resulting in a payout of 7.5%.

Performance result for Mr. Bradley’s business unit measure is as follows:

James Bradley

		2019 Performance Goals
Corporate Component and Business Unit Performance Measures	Weighting	Threshold	Target	Maximum	2019 Actual Results	Payout (% of Target)
Corporate Component Performance Measures	70.0%		see details above			45.6%
Americas DSO	30.0%	49.84	47.84	44.84	49.69	7.5%
	100.0%		Weighted Payout:			34.2%

Under the terms of the STIP, the Committee retains the right in its discretion to reduce a STIP award based on Company, business unit, or individual performance. The Committee has no discretion to increase a STIP award for named executive officers (though the Committee may approve a special bonus for named executives officers on a discretionary basis to recognize exceptional performance or actions not related to objectives set forth in the STIP; in 2019, no discretionary bonus awards were made to named executive officers). STIP awards made in 2019 to named executive officers are subject to the Company’s Clawback Policy.

Based on these performance results, at its February 11, 2020 meeting, the Committee reviewed and approved payments to the named executive officers in accordance with the STIP provisions as follows:

Named Executive Officer	2019 Base Salary Earnings	2019 STIP Target as % of Salary	2019 STIP Payout at Target	2019 Payout as a Percentage of Target	2019 STIP Payout
Peter W. Quigley	$640,231	85%/110%	$595,889	31.5%	$187,720
Olivier G. Thirot	$565,200	80%	$452,160	45.6%	$206,185
Peter M. Boland	$361,634	55%	$198,899	45.6%	$90,698
James H. Bradley	$330,454	65%	$214,795	34.2%	$73,395
George S. Corona	$750,000	130%	$975,000	45.6%	$444,600
Teresa S. Carroll	$431,250	85%	$366,563	70.9%	$259,984
Hannah S. Lim-Johnson	$362,462	65%	$235,600	45.6%	$107,434

Long-Term Incentives

The EIP provides for long-term incentives that reward executives for achieving the Company’s long-term growth and profitability goals. Long-term incentive compensation is also intended to help the Company retain key employees, and provide those employees shared financial interests with the Company’s stockholders and positively influence their job performance and longer-term strategic focus. The EIP allows for grants of equity and non-equity awards to key employees.

43

Compensation Discussion and Analysis

The Committee believes that compensation programs for the Company’s senior officers should include strong alignment between pay and performance, with a significant portion of “at risk” pay. As a result, since 2015 the Committee has provided long-term incentives for senior officers, including the named executive officers with grant levels based 75% on performance shares (at target) and 25% on restricted stock in order to create award opportunities that heavily emphasize performance. The current incentive mix emphasizes performance-contingent awards that are delivered through performance shares and places a lower weighting on restricted shares.

On average, target LTI awards granted to senior officers have historically been and currently remain below market median. The target LTI award amounts for each senior officer in 2019, including the named executive officers, were based on an established value for each officer level. The number of target shares granted to each named executive officer is based on the grant value and closing stock price on the date of grant and can be found in the “Grants of Plan-Based Awards” table, later in this document. For performance share awards, the actual value realized, if any, for the grant will be based upon achievement of the three-year goals as determined in early 2022 and the price of the Company’s stock.

Under the terms of the EIP, the Committee retains the right in its discretion to reduce an LTI award based on individual performance. The Committee has no discretion to increase an LTI award for named executive officers. LTI grants made in 2017 and prior years were designed to comply with the requirements of Section 162(m) of the Code and any performance-based awards made under the EIP are subject to the Company’s Clawback Policy.

Performance Shares

Performance shares provide senior officers with the opportunity to earn shares, from zero to 200% of their target opportunity, based on achievement of pre-established measures and goals. For the 2019-2021 performance period, the Committee selected the following two new equally weighted financial performance measures for the performance shares: gross profit growth and average conversion rate improvement in order to reinforce the Company’s focus on profitable growth and expense control. The Committee also elected to continue to use TSR relative to the S&P SmallCap 600 Index to reward relative TSR performance, however determined that it would be applied as a modifier for the 2019-2021 LTI awards (not a separate measure). Using the relative TSR measure as a modifier strengthens accountability to financial results and enhances alignment between earned awards and expense. Financial measure outcomes can be impacted by the TSR modifier either positively or negatively as a multiplier from between zero to 25%, with overall payouts under the plan capped at 200% of target. The Committee believed that these performance measures were aligned with the business strategy and stockholder interests and provided balance with STIP measures.

For the 2019-2021 grant of performance shares, the two financial measures, gross profit growth and average conversion rate improvement, as well as the Relative TSR modifier, were established to have three-year goals for the full performance period 2019-2021. This design provides multi-year accountability for performance results. In February 2019, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for 2019-2021. At the end of the three-year performance period in early 2022, results for each of the two financial measures, plus the TSR modifier, will determine achievement and earning, if any, of shares. The following table illustrates performance periods for each of the measures for the 2019-2021 performance shares:

44

Compensation Discussion and Analysis

Measures	2019	2020	2021
• Gross Profit Growth • Improvement in Return on Gross Profit (Conversion Rate)	Three-fiscal year Performance Period

• Relative TSR (applied as modifier)	Three-calendar year Performance Period

The following target number of performance shares were awarded for each performance measure to the named executive officers in 2019:

Target Number of 2019-2021 Performance Shares Awarded
	Financial Measures (1)		Total Number of
Name	Gross Profit Growth	Average Conversion Rate	Performance Shares @ Target
Peter W. Quigley(2)	15,751	15,751	31,502
Olivier G. Thirot	12,266	12,266	24,532
Peter M. Boland	3,474	3,474	6,948
James H. Bradley	3,611	3,611	7,222
George S. Corona	34,285	34,285	68,570
Teresa S. Carroll(3)	12,266	12,266	24,532
Hannah S. Lim-Johnson(4)	5,333	5,333	10,666

(1)	Results for the two financial measures may be increased or decreased up to 25% based on the Company’s Relative TSR results in the form of a modifier.
(2)	Amounts include additional shares granted to Mr. Quigley following his promotion to President and CEO.
(3)	Effective with her separation from the Company and per the terms of the EIP, Ms. Carroll’s 2019-2021 Performance Shares were forfeited.
(4)

Effective with her separation from the Company and per the terms of the EIP, Ms. Lim-Johnson may be eligible for a prorated 2019-2021 Performance Share award, if any, based upon achievement of performance goals.

For achievement of threshold performance, 50% of target performance shares would be earned; for achievement of target performance, 100% of target performance shares would be earned; and for achievement of maximum performance or higher, 200% of target performance shares would be earned under the 2019-2021 long-term incentive design. The threshold goals were set at levels for which the Committee believed it was appropriate to start earning incentives; target goals were set at budgeted levels, which the Committee considered were “challenging but achievable”; maximum goals were set at significant stretch levels for which the Committee believed the earning of two times target payout was warranted. Straight line interpolation occurs for achievement of performance between threshold and target, and between target and maximum.

The Relative TSR measure combines share price appreciation plus the value of reinvested ex-date dividends and is expressed as a percentage. For the 2019-2021 performance shares, TSR will be calculated based on the average adjusted closing stock price for the twenty consecutive trading days immediately prior to the beginning and end of the three-year measurement period, January 1, 2019 to December 31, 2021. Results of the Company’s TSR at the end of the three-year performance period relative to that of the S&P SmallCap 600 Index will be applied as a modifier to the outcomes of the two financial measures in order to determine the number of shares earned. To encourage appreciation of the Company’s share price, the calculated award will not be positively impacted by the modifier if at the end of the performance period the Company’s TSR is negative.

Performance awards are granted in the form of Performance Share Units. Performance shares are not eligible for dividends or dividend equivalents. Any 2019-2021 performance shares earned under any measure will vest in early 2022, following approval by the Committee.

In the event of a senior officer’s termination of employment due to death, disability, normal retirement, or termination not for cause, the officer will receive a prorated award of performance shares based on actual results achieved, if any. Normal retirement is defined as age 62 with at least five years of service, or a combination of age plus years of service equal to 70, with a minimum age of 60. In order to be eligible for a prorated award due to termination by the Company not for cause, a senior officer must have been employed for at least one year after the date the grants were approved by the Committee. The prorated amount is based on the number of whole months in the performance period that were worked by the senior officer prior to termination divided by 36. In the case of termination not for cause in connection with a change in control, performance shares vest immediately at target amounts.

45

Compensation Discussion and Analysis

Restricted Stock

Restricted stock is considered by the Committee to be an effective vehicle to support the Company’s long-term compensation objectives:

•	Alignment with stockholder interests;

•	Facilitate retention through an extended pro rata vesting structure; and

•	Support meaningful stock ownership.

At its February 13, 2019 meeting, the Committee approved restricted stock grants for senior officers, including the named executive officers, which vest ratably over four years, as detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table. This grant of restricted shares represents 25% of each senior officer’s target long-term incentive grant. Grants of restricted stock made to our executive officers have a performance hurdle of “Positive Net Income” that must be achieved for 2019 in order for shares to become earned and eligible for vesting. Dividend equivalents are not paid to executive officers until the performance hurdle is achieved and each tranche of shares vest. The Company believes that restricted stock is an important component of total compensation for our named executive officers and the four-year, pro rata vesting feature supports the Company’s retention objective. Any remaining unvested portion of restricted stock awards are forfeited upon voluntary termination, normal retirement, and involuntary termination for cause or not for cause, unless termination not for cause is in connection with a change in control. In the case of termination not for cause in connection with a change in control, all restricted stock shares or units vest immediately. Restricted stock is prorated in the event of termination due to death or disability.

All of the senior officers’ 2019 long-term incentive awards were granted in a mix of 75% performance shares and 25% restricted stock, there were no other special grants.

2017-2019 Long-Term Incentive Performance Results

As outlined in the Company’s 2018 Proxy Statement, 2017-2019 performance shares become earned based on two financial measures and a Relative TSR measure. The two financial performance measures for the 2017-2019 award, return on sales, and earnings before taxes plus JV income, were established to have three-year goals, which would be developed by aggregating one-year performance goals for each of the years in the performance period 2017-2019. Goals for the performance measures were established and approved by the Committee within the first ninety days of each of the years 2017, 2018 and 2019. At the end of the performance period 2017-2019 (i.e., in early 2020), goals and results were aggregated and averaged as appropriate, for each of the two financial measures, to determine achievement and earning, if any, of shares. The relative TSR measure of the performance shares is a three-year goal with vesting at the end of the 2017-2019 performance period, provided that a threshold level of performance for this measure is achieved. Upon achievement of at least a threshold level of performance for each measure, shares would be earned subject to approval by the Committee in early 2020. Performance results achieved for the awards that were based on 2017-2019 financial measures were 68.42% of target for the return on sales measure; and 41.56% of target for the earnings before taxes plus JV income measure. For performance awards based on the Relative TSR performance measure for the period 2017-2019, results were based on the Company’s stock price appreciation and dividend reinvestment over the three-year period as compared to the performance of the S&P SmallCap 600 Index for the same period. The beginning stock price was the average dividend-adjusted closing stock price for the twenty consecutive trading days ending December 31, 2016. The ending stock price was the average dividend-adjusted closing stock price for the twenty consecutive trading days ending December 31, 2019. The Company’s 2017-2019 TSR of 2.3% is 22.7% lower than the 2017-2019 TSR for the S&P SmallCap 600 Index, which was 25.0%, resulting in no payout of shares for this measure. Award amounts earned are based on the level of achievement for each of the performance measures. Aggregate funding for all performance measures of the 2017-2019 LTI performance awards was 36.62% of target. These levels and final performance results for the 2017-2019 performance period are provided in the following chart:

		2017-2019 Performance Goals				2017-2019	Payout
		Threshold	Intermediate	Target	Maximum	Actual	as % of
Financial Performance Measures	Weighting	50%	75%	100%	200%	Results	Target
Return on Sales	33.3%	1.469%	1.583%	1.697%	1.997%	1.568%	68.42%
Earnings Before Taxes plus JV Income	33.3%	$247.768	$267.512	$287.255	$373.434	$254.307	41.56%
Relative TSR	33.4%	-15%	-7.5%	0%	+30%	-22.7%	0.00%
$ in millions					Weighted Payout:		36.62%

46

Compensation Discussion and Analysis

As a result of the above level of achievement for each of the performance measures of the 2017-2019 LTI award, the Committee approved the vesting of the following number of earned performance shares for each named executive officer(1):

	Financial Measure: Return on Sales		Financial Measure: Earnings Before Taxes plus JV Income		Total Shareholder Return (TSR)		Total Number of Performance Shares Earned
	Payout as % of Target: 68.42%		Payout as % of Target: 41.56%		Payout as % of Target: 0.00%
Name	Target # Shares	# of Shares Earned	Target # of Shares	# of Shares Earned	Target # of Shares	# of Shares Earned
Peter W. Quigley	9,317	6,375	9,317	3,872	9,316	0	10,247
Olivier G. Thirot	8,325	5,696	8,325	3,460	8,325	0	9,156
James H. Bradley	3,100	2,121	3,100	1,288	3,100	0	3,409
George S. Corona	23,297	15,940	23,297	9,682	23,297	0	25,622
Teresa S. Carroll	8,540	5,843	8,540	3,549	8,541	0	9,392

(1)	Ms. Lim-Johnson and Mr. Boland were not participants in the 2017-2019 LTI award.

Retirement Benefits

Highly compensated employees in the U.S. are not eligible to participate in the Company’s qualified 401(k) plan. In order to provide a competitive total compensation package, the Company has established the Management Retirement Plan (the “MRP”). The MRP is a U.S. nonqualified defined contribution/deferred compensation plan available to all highly compensated employees, including the named executive officers, as outlined by Section 414(q)(1)(B)(i) of the Code. Employees who are working in the U.S. while on an international assignment are not eligible to participate in the MRP. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their annual cash incentive earnings. Matching contributions by the Company equal 50% of the first 10% of base salary and annual cash incentives deferred by a participant. Other than the MRP, there are no other retirement income plans available to the Company’s highly compensated employees in the U.S. The MRP provides all participants, including the named executive officers, with a tax gross-up of Medicare taxes incurred on contributions to the plan. The Medicare tax gross-up provides for parity with other employees who are eligible to participate in the Company’s tax-qualified 401(k) plan and therefore do not pay Medicare tax on Company contributions.

Mr. Thirot’s Retirement Benefits

As a result of his move from Swiss payroll and benefits to U.S. payroll and benefits effective January 1, 2017, Mr. Thirot is now a participant in the MRP. He retains a Swiss retirement benefit from his employment in Switzerland that includes contributions that he made to the fund, as well as company contributions that were made to the fund on his behalf. Company contributions to Mr. Thirot’s Swiss retirement account stopped at the end of 2016 and no company contributions were made to his Swiss retirement account in 2017, 2018, or 2019.

Health and Welfare Benefits

The health and welfare plans, including Company-provided life insurance, provided to the named executive officers are the same plans available to all regular staff employees.

47

Compensation Discussion and Analysis

Perquisites

A modest level of perquisites is available to named executive officers:

Perquisite	Benefit	Usage in 2019
Company Aircraft	To facilitate conducting the Company’s business and provide a competitive advantage, a private aircraft service is available. Senior officers may utilize the aircraft service for business purposes. On rare occasions, an executive may use the aircraft service for personal non-business purposes.	No personal use of private aircraft by named executive officers in 2019.

Executive Physical	To ensure senior officers monitor their health and general well-being, an annual physical examination is provided at the Company’s expense. Senior officers may also use their own physician to perform the required tests and evaluations, in lieu of using the selected facilities. For those senior officers, expenses were processed through their employee health care coverage and not through the executive physical program.	Three named executive officers utilized the formal executive physical program in 2019. Four named executive officers utilized the services of their own physicians to perform the required testing and evaluation in 2019.

Vacation Facility	Two Company-owned condominiums are available on a limited basis to employees at the Vice President level and above.	Four named executive officers used the vacation facility in 2019.

The aggregate amount of perquisites provided in 2019 for each of the named executive officers, with the exception of Mr. Boland, was less than $10,000 and therefore only Mr. Boland’s perquisites are reported in the Summary Compensation Table.

Senior Executive Severance Plan

To encourage the retention of certain key executives of the Company and thereby promote the stability and continuity of management, the Senior Executive Severance Plan (“Severance Plan”) was established by the Company and approved by the Committee effective March 31, 2017. Participation in the Severance Plan is limited to certain executive officers, namely Messrs. Corona, Thirot and Quigley, and Ms. Carroll during 2019. The Severance Plan provides severance benefits in the event a participant’s employment is terminated under certain circumstances as explained and illustrated in Potential Payments Upon Termination (below). The Plan does not provide excise tax gross-ups to participants under Section 280G of the Code. The Company’s EIP provides for the immediate vesting of restricted stock and performance awards upon a qualified termination in connection with a change in control, which is also explained in Potential Payments Upon Termination.

Under the terms of the Severance Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., any termination of the participant by the Company other than for cause, disability or death: or for good reason by a participant in connection with a change in control as is defined in the Severance Plan). A change in control will not automatically entitle an eligible named executive officer to severance benefits or equity acceleration; instead, the executive must also lose his or her job, or suffer a significant adverse change to employment terms or conditions in order to be eligible for benefits under the Severance Plan. In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. Eligible named executive officers would also be entitled to payment of vested benefits, if any. Details of the Severance Plan are provided in the Potential Payments Upon Termination section of this Proxy Statement.

General Severance Plan

The General Severance Plan was amended and restated effective March 27, 2017 to include the senior officers not covered by the Senior Executive Severance Plan. The General Severance Plan is designed to provide severance benefits in the event of an involuntary termination of employment as a result of general separation of employment or general reduction in force, as provided for under the Plan. During 2019, Mr. Boland, Mr. Bradley, and Ms. Lim-Johnson were covered by the General Severance Plan and benefits under this plan are explained and illustrated in Potential Payments Upon Termination.

Governance of Executive Compensation Programs

Annual Say on Pay Vote

The frequency of the Company’s Say on Pay vote is annual and, as such, the Committee considers the stockholder advisory vote on executive compensation as disclosed in the Company’s proxy statement each year. In 2019, 99.82% of the shares represented at the meeting approved the Say on Pay proposal. The Committee considered this result as a factor in its decision to maintain the general design of the Company’s compensation programs.

Executive Stock Ownership and Retention Requirements

The Committee implemented minimum stock ownership and retention requirements to encourage meaningful stock ownership by the Company’s executives that aligns their interests more closely with stockholders’ interests. The Committee periodically reviews the Executive Stock Ownership Requirements to ensure the design is consistent with current market practice and those of our peers, as determined by research performed by the Consultant. The requirements are expressed as a multiple of base salary for each level of senior officer, as shown in the table below.

48

Compensation Discussion and Analysis

2019 Minimum Stock Ownership Requirements
Multiple of Base Salary
CEO	EVP	Other Senior Officers
6x	3x	1x-2x

Under the ownership requirements, senior officers are required to hold all (100%) of the after-tax shares acquired upon equity award vesting until compliance with the requirements is achieved. Shares counted toward achievement of ownership requirements include: directly owned shares (including those held in retirement plans), shares held by family or trusts, and 60% of unvested restricted stock awards, restricted stock units, and earned unvested performance shares. Although there is not a fixed compliance period, it is expected that new senior officers will likely reach the guidelines within five years from their start date. The Committee reviews each executive’s progress towards and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within a reasonable period of time or an executive falls out of compliance with the requirements, the Committee can eliminate or adjust the amount of any future equity awards. Stock ownership levels must be maintained as long as the executive is employed by the Company as a senior officer and is subject to the terms of the Executive Stock Ownership Requirements.

As of March 17, 2019, all named executive officers were in compliance with their stock ownership requirement, or if they have not yet achieved their current stock ownership guideline, the stock retention requirement. Three officers are on-track to achieve their stock ownership guideline as they retain after-tax shares to increase their stock holdings to move closer to their ownership guideline. This includes one officer who had been in compliance until his ownership requirement substantially increased as a result of being promoted during 2019 and two officers due to the length of time they had served in their current roles. Following a review of competitive market practices, the stock ownership requirement for Ms.  Lim-Johnson was increased from 1.5 to 2 times her annual base salary beginning in 2019.

Incentive Compensation Recovery (“Clawback”) Policy

The Company’s Clawback policy applies to awards granted under the STIP and EIP on or after January 1, 2011 to officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934. In early 2019, the application of the “Clawback” Policy was broadened to include all senior officers. These officers are required to repay or forfeit, to the fullest extent permitted by law and as directed by the Committee, any performance-based annual or long-term incentive compensation, based on the achievement of financial results that were subsequently restated due to the Company’s material non-compliance with the financial disclosure requirements of the federal securities laws, provided the amount of incentive compensation that would have been received or earned would have been lower had the financial results been properly reported. If necessary, we plan to modify our policy to comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, when the SEC or Nasdaq implements rules and regulations. The Clawback Policy is included as part of the Company’s updated Insider Trading Policy and Section 16 Compliance Procedures.

Hedging and Pledging of Shares

The Company’s Insider Trading Policy and Section 16 Compliance Procedures strictly prohibit the Company’s directors and all employees, including the named executive officers, from engaging in hedging, monetization or other derivative or speculative transactions in securities of the Company. This includes short sales, failing to deliver Company securities sold, put or call options, equity swaps, collars, forward sale contracts, exchange funds, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. The EIP does not allow the pledging, sale, assignment or transfer of shares in any manner, except if the Committee determines that a transfer will not violate any requirements of the SEC or IRS. The Committee may permit an inter vivos transfer by gift to, or for the benefit of, a family member of the grantee.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Prior to 2018, Section 162(m) of the Code placed a limit of $1 million on the amount of nonperformance-based compensation that could be deducted for tax purposes for the CEO and the other three highest paid executives (excluding the CFO) listed in the Summary Compensation Table. The Company’s compensation programs were generally designed to qualify for the performance-based exception to this limit. Beginning in 2018, effective with the Tax Cuts and Jobs Act (‘the Act”) that was enacted in December 2017, the corporate tax deduction previously available for performance-based compensation above $1 million for named executive officers has been eliminated. This means that pay to each named executive officer in excess of $1 million will no longer be tax deductible. Transitional relief is available under the new tax rules where a written, binding contract was in effect on November 2, 2017 and is not materially modified after that date. We will continue to comply with the requirements of Section 162(m) to the extent to which our outstanding LTI awards are

49

Compensation Discussion and Analysis

determined to be tax deductible under the transitional relief. Now that the performance-based exception is no longer available, the Company will no longer include reference to Section 162(m) related limitations or provisions or stockholder approval for this purpose. However, management and the Committee currently intend to retain as good governance, certain practices that had been in place previously for Section 162(m) purposes. These practices include: specification of guidelines for the adjustment of special items, establishing performance goals within the first ninety days of a performance period, and requiring the Committee’s certification of results prior to the payout of any award.

Compensation Committee Report

Prior to and at the Compensation Committee meeting held on March 23, 2020, the Committee members reviewed and discussed the Compensation Discussion and Analysis presented in this Proxy Statement. Based on its review and subsequent discussions with management, the Committee approved the Compensation Discussion and Analysis and directed management to include it in this Proxy Statement.

This report is submitted by the Compensation Committee of the Board of Directors.

ROBERT S. CUBBIN, CHAIR LESLIE A. MURPHY GERALD S. ADOLPH JANE E. DUTTON TERRENCE B. LARKIN

50

2019 Executive Compensation Tables

Summary Compensation Table 2019

Name and Principal Position	Year	Salary(1) ( $)	Bonus ($)	Stock Awards (2)(3) ( $)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (4) ( $)	Total ($)
Peter W. Quigley	2019	640,231	—	1,053,933	—	187,720		44,112	1,925,996
President and Chief Executive	2018	575,000	—	807,586	—	214,561	—	53,173	1,650,321
Officer	2017	548,011	—	784,666	—	416,443	—	30,077	1,779,197
Olivier G. Thirot	2019	565,200	—	828,740	—	206,185	—	39,744	1,639,869
Executive Vice President and	2018	547,271	—	807,586	—	204,898	—	73,482	1,633,238
Chief Financial Officer	2017	533,500	—	701,381	—	400,045	—	45,867	1,680,793
Peter M. Boland	2019	361,634	—	234,727	—	90,698	—	57,560	744,618
Senior Vice President and
Chief Marketing Officer
James H. Bradley	2019	330,454	—	244,000	—	73,395	—	18,909	666,758
Senior Vice President, Global
Business Services and Global Talent
Solutions
George S. Corona	2019	798,154	—	2,316,507	—	444,600	—	33,374	3,592,635
Former President and Chief	2018	1,000,000	—	2,257,096	—	608,400	—	43,689	3,909,185
Executive Officer	2017	875,852	—	1,893,664	—	1,051,064	—	38,438	3,859,019
Teresa S. Carroll	2019	433,461	—	828,740	—	259,984	46,148	170,951	1,739,284
Former EVP and President of Global	2018	575,000	—	807,586	—	349,578	—	54,267	1,786,432
Talent Solutions and General	2017	548,011	—	784,666	—	437,723	—	35,542	1,805,942
Manager - Global Solutions,
Marketing, and HR									—
Hannah S. Lim-Johnson	2019	362,462	—	360,349	—	107,434	—	18,123	848,368
Former Senior Vice President	2018	348,346	—	341,075	—	105,967	—	18,355	813,743
and Chief Legal Officer

(1)	Represents 2019, 2018 and 2017 actual base salary earnings. Ms. Lim-Johnson was not a named executive officer in 2017. Messrs. Boland and Bradley were not named executive officers in 2018 or 2017.
(2)

Grant date fair value is determined by multiplying the number of shares granted by the Market Value (MV) on the grant date. MV is determined by the closing price on the date of grant. The MV for the Restricted Stock granted to all named officers on February 13, 2019 is $24.61, on February 14, 2018 is $29.27, on February 15, 2017 is $21.95, and to Mr. Quigley on October 1, 2019 is $23.54. The 2019 target Performance Share awards that are based on financial measures, with the potential for application of a Relative TSR performance modifier, are valued using a Monte Carlo valuation method based on the MV at the date of grant and other inputs. The value for the 2019 grant of Performance Share awards to all named officers on February 13, 2019 is $25.58, and to Mr. Quigley on October 1, 2019 is $24.46. The 2018 and 2017 target Performance Share awards that are based on financial measures are valued using the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The resulting value for the 2018 grant on February 14, 2018 is $28.40, and the 2017 grant on February 15, 2017 is $21.07. The target Performance Share awards that are based on the Relative TSR measure are valued using a Monte Carlo valuation method, based on the MV at the date of grant. The value for the 2018 grant on February 14, 2018 is $31.38, and the 2017 grant on February 15, 2017 is $20.16. The MV for the May 10, 2017 grants of Restricted Stock Units to Messrs. Corona and Quigley, as well as Ms. Carroll, is $21.93. The MV for the Performance Shares granted on May 10, 2017 to Messrs. Corona and Quigley, as well as Ms. Carroll, is $21.05 for shares based on financial measures, and $20.14 for the shares based on the Relative TSR measure. Please reference the Company’s 2019 10-K filing for details of the assumptions used in the Monte Carlo valuation.

(3)

The maximum number of shares and award value for Performance Share awards for the 2019-2021 performance period is 200% of target shares granted. The table below shows the maximum number of shares and value for Performance Share awards based on achievement of financial measures using the values of $25.58 for shares granted February 13, 2019, and $24.46 for Performance Share awards granted October 1, 2019, as explained in the previous footnote. Effective with her separation from the Company, and according to the terms of the EIP, Ms. Carroll forfeited all 2019-2021 Performance Shares. Effective with her separation from the Company and according to the terms of the EIP, Ms. Lim-Johnson may be eligible for a prorated 2019-2021 Performance Share award, if any, based upon achievement of performance goals.

51

2019 Executive Compensation Tables

Name	Maximum Number of Performance Shares	Maximum Value of Performance Shares
Peter W. Quigley	63,004	$1,596,030
Olivier G. Thirot	49,064	$1,255,057
Peter M. Boland	13,896	$355,460
James H. Bradley	14,444	$369,478
George S. Corona	137,140	$3,508,041
Teresa S. Carroll	49,064	$1,255,057
Hannah S. Lim-Johnson	21,332	$545,673

(4)

Amounts for named executive officers include company matching contributions to the Management Retirement Plan (MRP), and Medicare tax gross-ups on those MRP contributions. (See table below.) The MRP is a non-qualified defined contribution deferred compensation plan available to all highly compensated employees, including the named executive officers. No highly compensated employees as outlined by Section 414(q)(1)(B)(i) of the Internal Revenue Code, including the named executive officers, are eligible to participate in the Company’s tax-qualified retirement plan. Company contributions to the MRP include the Company match on participant deferrals as explained in the Retirement Plan section of this document. Mr. Boland received company-paid commuting expenses for travel between his residence in Florida and the Company’s headquarters in Michigan. Related to Ms. Carroll’s separation, she received severance payments during 2019 that total $110,577, employer-paid health care premiums of $2,859, and a lump sum payout of unused vacation for $33,173. The total value of perquisites provided to each named executive officer (other than Mr. Boland) in 2019 was less than $10,000 and, in accordance with reporting regulations, were not required to be included in this table.

Name	Company Matching MRP Contributions	MRP Medicare Gross-ups	Commuting Expenses	Payments Made Upon Termination	Total All Other Compensation
Peter W. Quigley	$42,740	$1,372	—	—	$44,112
Olivier G. Thirot	$38,505	$1,239	—	—	$39,744
Peter M. Boland	$18,082	—	$39,478	—	$57,560
James H. Bradley	$18,307	$602	—	—	$18,909
George S. Corona	$31,926	$1,448	—	—	$33,374
Teresa S. Carroll	$23,332	$1,010	—	$146,609	$170,951
Hannah S. Lim-Johnson	$18,123	—	—	—	$18,123

52

2019 Executive Compensation Tables

Grants of Plan-Based Awards 2019(1)

									All Other	Grant
									Stock	Date Fair
									Awards:	Value of
			Estimated Future Payouts			Estimated Future Payouts			Number	Stock
			Under Non-Equity Incentive			Under Equity Incentive Plan			of Shares	and
			Plan Awards (4)			Awards (5)			of Stock	Option
Name	Grant Date (2)	Approval Date (3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (6) (#)	Awards (7) ($)
Peter W. Quigley	STIP		242,678	595,889	1,191,777
	2/13/2019					12,266	24,532	49,064		627,529
	2/13/2019						8,176			201,211
	10/1/2019	8/6/2019				3,486	6,970	13,940		170,486
	10/1/2019	8/6/2019					2,324			54,707
Olivier G. Thirot	STIP		226,080	452,160	904,320
	2/13/2019					12,266	24,532	49,064		627,529
	2/13/2019						8,176			201,211
Peter M. Boland	STIP		99,449	198,899	397,797
	2/13/2019					3,474	6,948	13,896		177,730
	2/13/2019								2,316	56,997
James H. Bradley	STIP		91,288	214,795	429,590
	2/13/2019					3,612	7,222	14,444		184,739
	2/13/2019								2,408	59,261
George S. Corona	STIP		487,500	975,000	1,950,000
	2/13/2019					34,286	68,570	137,140		1,754,021
	2/13/2019						22,856			562,486
Teresa S. Carroll	STIP		142,043	366,563	733,125
	2/13/2019					12,266	24,532	49,064		627,529
	2/13/2019						8,176			201,211
Hannah S. Lim-Johnson	STIP		117,800	235,600	471,201
	2/13/2019					5,334	10,666	21,332		272,836
	2/13/2019						3,556			87,513

(1)	The Company has not granted stock options since 2004, including 2019. Accordingly, this column has been eliminated from the table.

(2)	Long-term incentive grants to named executive officers, consisting of Restricted Share Units and Performance Shares, were approved by the Committee at its February 13, 2019 meeting.

(3)	On August 6, 2019, the Committee approved an additional long-term incentive grant to Mr. Quigley due to his promotion to CEO, with an effective date of October 1, 2019.

(4)

Payout for threshold performance under the STIP for Messrs. Thirot, Boland, and Corona and Ms. Lim-Johnson was 50% of each named executive officer’s target payout amount, as payouts were based 100% on corporate measures and goals. In addition to corporate measures, business unit measures are included in the STIP goals for Messrs. Quigley and Bradley and Ms. Carroll, which have payouts for threshold performance ranging from 20% to 50% of each named executive officer’s target payout amount. The weighted average payout for all performance measures at a threshold level of performance is equal to approximately 40.7% of the target payout amount for Mr. Quigley, 42.5% of the target payout amount for Mr. Bradley, and 38.75% of the target payout for Ms. Carroll. For the corporate measures, achievement between threshold and target, and target and maximum levels is interpolated on a straight-line basis. For Mr. Bradley’s business unit measure, achievement between payout levels is interpolated on a straight-line basis. For Ms. Carroll’s and Mr. Quigley’s business unit measures, there is no straight-line interpolation between payout levels of the payout schedule. The required level of performance for each payout level must be achieved in order to earn the corresponding payout amount. STIP maximum payout is 200% of target with an individual maximum payout of no more than $3,000,000 as required under the terms of the amended and restated STIP, effective February 12, 2015.

(5)

Performance Shares granted in 2019 are earned based upon achievement of two financial measures, with a Relative TSR measure applied as a modifier. The two financial measures are equally weighted at 50%. Achievement of a threshold level of performance on any measure results in 50% of the target shares for that measure being earned. Achievement of a target level of performance results in 100% of the target shares being earned. Achievement of the maximum level of performance on any measure results in 200% of the target shares for that measure being earned by the named executive officer. Achievement between these levels is interpolated on a straight-line basis. Restricted Share Units, with a one-year performance hurdle, were granted to each of the named executive officers who were executive officers at the time the grant was made in 2019. Achievement of the one-year performance hurdle will trigger the awards to vest ratably on each of the first four anniversaries of the date of grant (25% per year). If the one-year performance hurdle is not achieved, all shares will be forfeited. The performance hurdle was achieved for 2019.

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2019 Executive Compensation Tables

(6)	Restricted Stock Awards granted February 13, 2019 vest ratably on each of the first four anniversaries of the date of grant (25% per year).
(7)

Grant date fair value is determined by multiplying the target number of shares granted by the MV on the grant date. For restricted stock, MV is determined by the closing price on the date of grant. The MV for Restricted Share Units and Restricted Share Awards granted to all named officers on February 13, 2019 is $24.61. The target Performance Share awards that are based on financial measures are valued using a Monte Carlo valuation model that includes assumptions for inputs of expected stock price volatility, dividend yield and risk-free interest rate. The resulting value for the 2019 grant of Performance Share awards on February 13, 2019 is $25.58. The MV for the grant made to Mr. Quigley on October 1, 2019 for Restricted Stock Units is $23.54 and the value for Performance Shares is $24.46.

Outstanding Equity Awards at Fiscal Year End 2019(1)

		Stock Awards
Name	Grant Year	Number of Shares or Units of Stock That Have Not Vested (2)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4) ($)
Peter W. Quigley	2019	10,500	233,205	31,502	699,659
	2018	5,157	114,537	—	—
	2017	14,905	331,040
	2016	2,125	47,196
Olivier G. Thirot	2019	8,176	181,589	24,532	544,856
	2018	5,157	114,537	—	—
	2017	13,319	295,815
	2016	2,125	47,196
Peter M. Boland	2019	2,316	51,438	6,948	154,315
	2018	6,599	146,564	—	—
James H. Bradley	2019	2,408	53,482	7,222	160,401
	2018	1,455	32,316	—	—
	2017	4,959	110,139
	2016	1,063	23,609
George S. Corona	2019	22,856	507,632	68,570	1,522,940
	2018	14,412	320,091	—	—
	2017	35,718	793,297
	2016	3,719	82,599
Teresa S. Carroll	2019	—	—	—	—
	2018	—	—	—	—
	2017	9,392	208,596
	2016	—	—
Hannah S. Lim-Johnson	2019	3,556	78,979	10,666	236,892
	2018	2,178	48,373	—	—
	2017	3,400	75,514

(1)

The Company did not grant stock options during the 2019 fiscal year. All previously outstanding granted stock options for the named executive officers expired during the 2014 fiscal year. As a result, there are no outstanding options to report and, accordingly, these columns have been eliminated from the table.

(2)	All outstanding restricted stock awards/unit grants vest ratably over 4 years. The number of outstanding shares has been determined as of December 29, 2019.

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2019 Executive Compensation Tables

(3)

2017 total includes performance shares earned based upon the 2017-2019 level of achievement for both financial measures. No performance shares were earned based upon the 2017-2019 level of achievement for the Relative TSR measure. 2017, 2018, and 2019 totals includes restricted stock units granted with a performance hurdle that was achieved for each of the respective years.

(4)	The market value is determined based on the closing market price of our common shares on the last trading day of the 2019 fiscal year, December 27, 2019 ($22.21).
(5)

Performance shares granted in 2018 are earned based upon achievement of selected financial measures and a Relative TSR measure over a three-year period. Performance shares granted in 2019 are earned based upon achievement of selected financial measures over a three-year period. Results of the 2019 financial measures may be modified by the results of a Relative TSR performance measure up to 25%, positively or negatively. If the minimum or threshold performance is not attained, the performance shares will be forfeited. In accordance with SEC reporting requirements, the total shares shown in this table for the 2018 grant reflect below threshold performance for the three measures. The total shares shown for the 2019 grant reflect target performance for the two measures. Performance will not be known until early 2021 for the 2018 grant, and early 2022 for the 2019 grant. If the Company does not attain the cumulative results assumed for this disclosure over the three-year period, the number of shares received by the named executive officers upon settlement will be reduced.

Option-Exercises and Stock Vested 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Peter W. Quigley	—	—	28,756	707,428
Olivier G. Thirot	—	—	27,258	672,065
Peter M. Boland	—	—	2,199	47,270
James H. Bradley	—	—	13,614	334,777
George S. Corona	—	—	53,090	1,306,311
Teresa S. Carroll	—	—	28,756	707,428
Hannah S. Lim-Johnson	—	—	2,426	58,922

(1)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation 2019

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)
Peter W. Quigley	85,479	42,740	314,226	—	1,821,668
Olivier G. Thirot	158,969	38,505	11,522	—	590,962
Peter M. Boland	36,163	18,082	8,729	—	111,332
James H. Bradley	36,615	18,307	230,857	—	1,644,412
George S. Corona	63,852	31,926	47,861	—	2,214,928
Teresa S. Carroll	46,663	23,332	323,041	(46,148)	2,072,423
Hannah S. Lim-Johnson	54,369	18,123	28,792	—	183,482

(1)

Executives may defer a percentage of their base salary (up to 25%) and incentive earnings (up to 50%) for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2)

Registrant Contributions in Last Fiscal Year above represent Company matching contributions (50% of the first 10% of salary and annual incentive deferrals), and they are also reported as All Other Compensation in the Summary Compensation Table. All but two of the named executive officers have met the three-year vesting requirement for the Company match.

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2019 Executive Compensation Tables

(3)

Represents actual earnings (or loss) from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings are based on investment options that are also offered to employees who participate in the Company’s tax-qualified 401(k) plan. As these earnings are not “above market” interest payments or preferential earnings, they are not included in the Summary Compensation Table.

(4)

Participants may elect to receive distributions after separation from service, the later of a specified age and separation of service or a scheduled in-service distribution. Amounts may be paid as a lump sum, monthly installments for up to 20 years, or a combination of the two as elected by the participant. Ms. Carroll received a scheduled in-service distribution from her account in 2019.

(5)

Amounts reported in this column include the following amounts that have been reported in the Summary Compensation Table for fiscal years 2013-2019: Peter W. Quigley ($791,355); Named in the proxies for fiscal years 2015-2019: Olivier Thirot ($579,615) and Teresa S. Carroll ($526,779); Named in the proxies for fiscal years 2018-2019: Hannah Lim-Johnson ($142,162); Named in the proxy for fiscal year 2019: Peter M. Boland ($54,245) and James H. Bradley ($54,922); Named in the proxies for fiscal years 2006-2019: George S. Corona ($1,412,718).

Potential Payments Upon Termination 2019

Summary of Potential Payments

This section describes the potential additional payments and benefits under our compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment under certain circumstances. Named executive officers would also be entitled to vested benefits and generally available benefits under our various plans and arrangements, as discussed after the Potential Payments Upon Termination table. The Company does not maintain employment agreements with our named executive officers. The table following the narrative discussion summarizes the amounts payable upon termination under certain circumstances to our named executive officers, assuming that the executive’s employment terminated on December 29, 2019, the last day of our fiscal year.

Senior Executive Severance Plan

The Company implemented the Senior Executive Severance Plan (“Severance Plan”) for a limited number of executive officers in March 2017. Described below and illustrated in the table, Potential Payouts Upon Termination, are the different elements payable under the Severance Plan if a named executive officer who was a party to the Severance Plan would experience a qualifying termination. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A of the Code. Messrs. Thirot and Quigley are the only current participants in the Severance Plan. Ms. Carroll had been a participant in the Severance Plan and effective with her separation on September 30, 2019 began receiving benefits under the qualifying termination, “involuntary termination other than for cause”. Under the terms of Mr. Corona’s Transition Employment Agreement, he ceased being a participant in the Severance Plan following September 30, 2019, when he stepped down as the company’s CEO. He is no longer eligible to receive severance benefits of any kind. Messrs. Boland and Bradley and Ms. Lim-Johnson were covered in the General Severance Plan in 2019 as outlined in the next section.

If one of the eligible named executive officers were to have experienced a qualifying termination under the Severance Plan in 2019, the named executive officer would have been entitled to severance benefits based on the type of qualified termination and whether they were a Tier 1 or a Tier 2 participant. Mr. Quigley was the only Tier 1 participant in the Severance Plan. Mr. Thirot and Ms. Carroll were Tier 2 participants in the Severance Plan. A “qualified termination” is any termination of a participant’s employment: by the Company other than for cause, disability or death; or for “good reason” by a participant in connection with a change in control.

For a qualified termination that occurs not in connection with a change in control, a Tier 1 participant would receive severance payments in the form of base salary continuation for a period of twenty-four months, and a Tier 2 participant would receive severance payments in the form of base salary continuation for a period of eighteen months. In addition, Tier 1 and Tier 2 participants would receive a prorated portion of their annual incentive compensation for the fiscal year in which the termination occurred, based on the actual performance results for the year. The pro rata annual incentive payout will be determined based on the number of calendar days the eligible named executive officer was actually employed during such plan year. Prorated annual incentive awards are paid at the same time that incentive compensation for the same year are paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Salary continuation amounts would be paid by the Company in installments over the severance period and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A.

For a qualified termination that occurs in connection with a change in control, a Tier 1 participant would receive a single lump sum severance payment equal to two (2) times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 2 participant would receive a single lump sum severance payment equal to one and one-half (1.5) times the sum of the participant’s annual base salary and target annual incentive compensation. In addition, Tier 1 and Tier 2 participants would receive a prorated portion of their annual incentive compensation. If the qualifying termination

56

2019 Executive Compensation Tables

occurred in the same year as the change in control, a prorated portion of the participant’s annual incentive compensation is paid based on achievement of a target level of performance. If the qualifying termination occurred in the two years following a change in control, a prorated portion of the participant’s annual incentive compensation is paid based on the actual performance results achieved for the year. Any pro rata annual incentive payout will be determined based on the number of calendar days the eligible named executive officer was actually employed during such plan year. Prorated annual incentive awards are paid in a lump sum at the same time that incentive compensation for the same year are paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Participants are subject to a best-net cutback for 280G excise tax calculations with no excise tax gross-ups provided under the Severance Plan.

Subject to the participant’s timely election of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company would provide comparable medical (including prescription drug), dental, vision, and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee rate for such coverage and the named executive officer remains eligible for COBRA coverage. The severance period for a Tier 1 participant is 24 months and for a Tier 2 participant is 18 months.

The eligible named executive officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 12-month period following termination, not to exceed $10,000.

The eligible named executive officers, as a condition to receiving payments under the Severance Plan, are required to sign a general release of claims relating to their employment. In addition, they are required to agree not to directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, that is in direct competition with the business of the Company for the 12 months following termination.

During the 12 months following termination, the eligible named executive officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered under the Severance Plan may not disparage, slander, or injure the business reputation or goodwill of the Company.

Named executive officers must maintain as secret and confidential all protected information such as trade secrets, confidential and proprietary business information of the Company, and any other information of the Company, including but not limited to customer lists, sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including the named executive officer.

Noncompliance with any of the above may result in the loss of severance benefits.

General Severance Plan

The General Severance Plan was amended and restated effective March 27, 2017 to include the senior officers who are not covered by the Senior Executive Severance Plan. Mr. Boland, Mr. Bradley, and Ms. Lim-Johnson were the named executive officers in 2019 who participated in this Plan. Described below and illustrated in the table, Potential Payouts Upon Termination, are the different elements payable under the General Severance Plan if Mr. Boland, Mr. Bradley, or Ms. Lim-Johnson had experienced an involuntary termination of employment. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A.

If Mr. Boland, Mr. Bradley, or Ms. Lim-Johnson were to have experienced an “involuntary termination of employment” under the General Severance Plan in 2019, they would have been entitled to severance benefits. “Involuntary termination of employment” is defined in the General Severance Plan as the termination of employment of an eligible employee by the employer, other than: for cause; as a result of his or her failure to accept such additional or revised responsibilities as communicated by the employer; by reason of the sale of his employer or any portion of the employer’s assets or divisions (whether by asset or stock sale), provided he or she is offered employment with the purchaser thereof; or a voluntary termination of employment of any kind.

For an involuntary termination, an eligible employee would receive severance payments in the form of base salary continuation for a period of weeks that is determined based on his or her job title/level and years of service. Mr. Boland and Ms. Lim-Johnson would have been eligible for 26 weeks of severance as of December 29, 2019. Mr. Bradley would have been eligible for 46 weeks of severance as of December 29, 2019. Salary continuation amounts would be paid by the Company in installments and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A.

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2019 Executive Compensation Tables

Subject to the eligible employee’s timely election of continued coverage under COBRA and the Company’s receipt of the signed severance agreement, the Company would provide comparable medical (including prescription drug), dental, vision, and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for a period of time that is determined based on the number of weeks of severance that the employee is eligible for. The Company pays the full cost of COBRA during the severance period. Following completion of the severance period, the employee is responsible for the full cost of maintaining COBRA benefits. Based on the number of weeks of severance that they would have been eligible for, Mr. Boland and Ms. Lim-Johnson would have received six months of company-paid COBRA premiums, and Mr. Bradley would have received twelve months of company-paid COBRA premiums.

The eligible named executive officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 6-month period following termination, not to exceed $7,500.

Severance benefits under the General Severance Plan are conditioned upon the terms of the severance agreement that require the employee to sign a general release of claims relating to their employment and also include: non-competition; non-solicitation of employees or customers; maintaining confidentiality of information and trade secrets of the Company and all affiliates; and non-disparagement of the Company and all officers and employees. The Benefit Plans Committee has the authority to make any determinations with respect to benefits payable under the Plan and the amount and duration of such benefits.

Treatment of Long-Term Incentive Awards

Each equity-based award is conditioned upon the grantee’s acceptance of the terms of the EIP and the grant agreement, which includes restrictive covenants such as post-employment conditions not to solicit the Company’s employees or customers and not to compete against the Company for twelve months following any termination of employment, and indefinite covenants covering non-disparagement and confidentiality terms. Each of our named executive officer’s performance-based equity awards is subject to the Company’s Clawback Policy, which was described earlier in this document. Provisions for the treatment of long-term incentive awards upon various termination scenarios are outlined in the table below.

Termination	Restricted Stock/Units (Time Vesting)	Performance Shares (Performance and Time Vesting)
Termination not for Cause in connection with a Change-in-Control	Immediate Vesting	Immediate Vesting at Target
Other Termination not for Cause	Forfeit	Prorated based on actual results (as determined at the end of the cycle), subject to employment for at least one year after the date grant was approved
Termination for Good Reason in connection with a Change-in-Control	Forfeit	Forfeit
Termination for Cause	Forfeit	Forfeit
Voluntarily Quit	Forfeit	Forfeit
Retirement	Forfeit	Prorated based on actual results (as determined at the end of the cycle) for “Normal Retirement” defined as age 62 with 5 years of service and beginning with the 2019 grants is also defined as a combination of age plus years of service equal to 70, with a minimum age of 60
Death or Disability	Prorated	Prorated based on actual results

58

2019 Executive Compensation Tables

Based on the terms of the severance plans and treatment of LTI awards for each upon termination of employment as outlined above, the table below illustrates the amounts that each named executive officer would receive in each of the potential termination scenarios.

Event and Amounts	Peter W. Quigley ($)	Olivier G. Thirot ($)	Peter M. Boland ($)	James H. Bradley ($)	George S. Corona ($)	Teresa S. Carroll ($)	Hannah S. Lim-Johnson ($)
Involuntary Termination (For Cause)
No other payments due
Voluntary Termination
No other payments due
Death or Disability
Performance Shares (Equity-Based)(1)	766,238	690,405	137,924	215,311	1,930,375	—	207,960
Restricted Shares (2)	156,514	152,672	55,635	55,947	357,825	—	43,132
Total	922,752	843,077	193,559	271,258	2,288,200	—	251,092
Normal Retirement (Age 62 and 5 Years of Service or any Combination of Age + Service ≥ 70 with Minimum Age of 60)
Performance Shares (Equity-Based)(1)	n/a	n/a	n/a	n/a	507,647	n/a	n/a
Involuntary Termination (Not For Cause)
Cash Severance (3)	1,680,000	882,000	188,300	295,019	—	862,500	182,500
Pro-Rated Annual Incentive (4)	187,720	206,185	90,698	73,395	—	259,984	107,434
Performance Shares (Equity-Based)(1)	533,018	508,787	86,486	161,844	—	386,765	128,996
Restricted Shares (2)	—	—	—	—	—	—	—
Benefits Continuation (5)	16,582	17,912	10,146	11,560	—	13,318	7,542
Outplacement Services (6)	10,000	10,000	7,500	7,500	—	10,000	7,500
Total	2,427,320	1,624,883	383,130	549,319	—	1,532,567	433,971
Termination in Connection with a Change-in-Control - For Good Reason
Cash Severance (3)	3,528,000	1,587,600	—	—	—	—	—
Pro-Rated Annual Incentive (4)	924,000	470,400	—	—	—	—	—
Performance Shares (Equity-Based)(1)	—	—	—	—	—	—	—
Restricted Shares (2)	—	—	—	—	—	—	—
Benefits Continuation (5)	16,582	17,912	—	—	—	—	—
Outplacement Services (6)	10,000	10,000	—	—	—	—	—
Total	4,478,582	2,085,912	—	—	—	—	—
Termination in Connection with a Change-in-Control - Not For Cause
Cash Severance (3)	3,528,000	1,587,600	188,300	295,019	—	—	182,500
Pro-Rated Annual Incentive (4)	924,000	470,400	90,698	73,395	—	—	107,434
Performance Shares (Equity-Based)(1)	1,385,393	1,206,358	284,044	365,310	—	—	430,385
Restricted Shares (2)	498,392	435,771	197,991	143,822	—	—	202,866
Benefits Continuation (5)	16,582	17,912	10,146	11,560	—	—	7,542
Outplacement Services (6)	10,000	10,000	7,500	7,500	—	—	7,500
Total	6,362,367	3,728,041	778,678	896,607	—	—	938,227

(1)

In the event of a named executive officer’s termination of employment due to disability, death, normal retirement (defined as age 62 with five years of service or effective beginning with the 2019-2021 grant, any combination of age + service > 70 with a minimum age of 60), or termination by the Company without Cause, at the end of the performance period and following approval by the Compensation Committee, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata portion of the equity-based Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. For termination by the Company without Cause, the named executive officer must have been employed for at least one year following the date of each grant in order to be eligible to receive prorated performance shares. As such, the values of the 2019-2021 performance shares are not included in the totals for this termination event. Amounts shown in the table above include 2017-209 performance shares based on financial measures and the Relative TSR measure that were earned but not yet vested with certification by the Committee to occur in early 2020, and for the 2018-2020 and 2019-2021 performance shares a prorated target level of performance for all measures as performance is not yet known and will be determined at the end of the performance period in early 2021 and early 2022 respectively. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Performance Awards shall lapse, with any applicable performance goals deemed to be satisfied as if “target” performance had been achieved and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the pro rata settlement, or Change in Control settlement (assuming the December 27, 2019 stock value of $22.21) is shown in the table.

59

2019 Executive Compensation Tables

(2)

In the event of a named executive officer’s termination of employment due to disability or death, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata settlement of unvested restricted shares outstanding at the time of termination. For each grant of restricted stock awards/units, the number of shares settled would equal the total number of restricted shares originally granted times the ratio of days employed since the grant date divided by total number of days in the vesting period less the number of restricted shares already settled on the anniversary dates of the grant. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Restricted Share awards/units shall lapse, and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the prorated settlement, or Change in Control settlement (assuming the December 27, 2019 stock value of $22.21) is shown in the table.

(3)

Per the Kelly Services Inc. Senior Executive Severance Plan, for involuntary termination by the Company without cause, the value of cash severance includes base salary continuation for Mr. Quigley for 24 months, and Mr. Thirot and Ms. Carroll for 18 months. For payments under Change in Control, with qualifying termination, Mr. Quigley would receive a lump sum payment equal to 2 times the sum of his annual base salary and target annual incentive; and Mr. Thirot would receive a lump sum payment equal to 1.5 times the sum of base salary and target annual incentive. Messrs. Boland, Bradley and Ms. Lim-Johnson were covered under the Kelly Services Inc. General Severance plan and eligible to receive base salary continuation for a minimum of 26 weeks plus one additional week for each year of service greater than five years, only for involuntary termination by the company without cause, with or without a change in control.

(4)

In the event of an involuntary termination by the Company without cause and not in connection with a change in control, Messrs. Quigley and Thirot and Ms. Carroll were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, based on the actual performance results for such year. In the event of an involuntary termination by the Company without cause or termination by the named executive officer for good reason, either occurring in connection with a change in control, Messrs. Quigley and Thirot were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, paid at the target level. Under the General Severance Plan, Messrs. Boland, Bradley and Ms. Lim-Johnson were entitled to payment of annual Incentive compensation in cases of involuntary termination by the Company without cause that occurred following completion of the performance period and prior to payout of such annual incentive, based on actual performance results for such year. The General Severance Plan does not provide for payout of annual incentive compensation under any other termination scenario. The value of pro rata target incentive with respect to year of termination represents the calculated target incentive for the named executive officers if they had terminated on December 31, 2019.

(5)

The value of the health care benefit provided is calculated as the Company-paid portion of the medical plan cost, times the number of months eligible according to the applicable severance plan. Coverage can include medical, dental, and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). named executive officers participating in the Senior Executive Severance Plan continue to pay the employee rate for COBRA coverage during the severance period. Named executive officers participating in the General Severance Plan are not required to pay the employee portion of COBRA during the severance period as the Company covers the full COBRA cost.

(6)

Represents the maximum allowed benefit for reimbursement of outplacement services for participants in the applicable Severance Plan. The severance plan that covers Messrs. Boland, Bradley and Ms. Lim-Johnson does not provide outplacement benefits in any termination scenario outside of involuntary termination by the Company without cause.

The named executive officers would also be entitled to the vested benefits included in the Outstanding Equity Awards at Fiscal Year-End table and the Nonqualified Deferred Compensation table. In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment or certain types of termination of employment. These include accrued salary and vacation pay, and life insurance benefits.

60

CEO Pay Ratio

CEO Pay Ratio

As required by Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K, we are providing the required information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Quigley, our President and Chief Executive Officer (the “CEO”), as follows:

For fiscal 2019, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than Mr. Quigley, our President and CEO), was $8,627;

•	The annualized total compensation of Mr. Quigley, our President and CEO, was $2,997,834; and

•	Based on this information, the ratio of the annual total compensation for our President and CEO to the median of the annual total compensation of all employees is 347 to 1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for determining the employee population and identifying the median employee provide companies with flexibility surrounding the elements of compensation to be included and various methodologies for gathering the employee population for inclusion in the analysis. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, and may utilize different methodologies, exclusions, estimates, samplings and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology that we used and the material assumptions and adjustments that we used to identify the median and determine annual total compensation are outlined below:

•

Our workforce consists of regular employees (employees who provide services to the Company) and those employees for whom we find employment as temporary workers. While services may be provided inside the facilities of our customers, we remain the employer of record for our temporary employees. We retain responsibility for employee assignments, the employer’s share of all applicable payroll taxes and the administration of the employee’s share of these taxes. In most cases, we determine the compensation for our temporary employees.

•

Our median employee in 2018 was a temporary employee, and as such we determined to not use that same employee in determining our 2019 CEO pay ratio. Due to the variance in assignment lengths, the number of assignments worked in a year, and potentially the compensation rate for each assignment, it is unlikely that the median employee in 2018 would be the median employee again in 2019. As a result, we conducted a similar compensation data gathering exercise for 2019 as we had for 2018 to determine the median employee.

•

We selected December 29, 2019, which is a date within the last three months of fiscal 2019, as the date we would use to both gather compensation for the year and identify our median employee. We did this to ensure we had a full year of earnings for our temporary employees as we are not able to estimate what earnings for that group would be under a partial year scenario.

•	As of December 29, 2019, our employee population totaled 120,624 and consisted of all regular and temporary employees that were actively on assignment and being paid as of that date.

Category	U.S.	Non-U.S.	Total
Regular	4,467	3,301	7,768
Temporary	55,282	57,574	112,856

TOTAL	59,749	60,875	120,624

•	The vast majority of our employees, about 94%, are temporary employees who work anywhere from one week to fifty-two weeks in a calendar year.

•	Approximately 50.5% of our employee population is located in twenty-three countries outside of the U.S.

•

To identify the “median employee” we collected actual base salary earnings and overtime paid for the 12-month period ending December 29, 2019. We used actual base salary earnings and overtime paid as our consistently applied compensation measure. Based on our demographics and the likelihood that our median employee would come from our temporary workforce, we believe this to be the appropriate compensation measure most effectively applied to our employee population.

61

CEO Pay Ratio

•	In making this determination, the compensation for all regular employees hired after January 1, 2019 was annualized.

•

Compensation for temporary workers, pursuant to SEC rules, was not annualized, but all earnings for the 12-month period were collected and included all assignments that a temporary employee would have been paid for throughout the year.

•	We did not utilize either the Data Privacy Exemption or the De Minimis Exemption.

•	We did not make any cost-of-living adjustments in identifying the median employee.

•

For purposes of making the determination, employee compensation from locations outside the U.S. was converted to U.S. dollars using the Company’s exchange rates in effect on January 1, 2019, consistent with our current financial reporting.

•

Using this methodology, we determined that our median employee was a temporary employee located in the U.S. with base salary and overtime earnings in the amount of $8,627. This temporary employee worked approximately fifteen weeks during 2019. Our median employee did not receive any other compensation or benefits required under Item 402(u) to be included in the employee’s annual total compensation.

•

The Company had two individuals that served in the role of CEO during the 12-month period ending December 31, 2019. Pursuant to the instructions under Item 402(u), we have used the compensation of Mr. Quigley for our analysis, as he was serving as CEO on the last day of our fiscal year, December 29, 2019. Mr. Quigley was appointed as Kelly’s CEO on October 1, 2019. In determining Mr. Quigley’s compensation to be included in the analysis, we adjusted his compensation as reported in the Summary Compensation Table to reflect his compensation as if he were CEO for the full calendar year, by increasing his base salary, STIP award amount, and LTI grant value. His base salary was annualized at his full year CEO salary of $840,000. The STIP award amount was adjusted based on his annualized CEO base salary and his incentive target as CEO of 110% of base salary, and based 100% on Corporate measures, resulting in a STIP award of $421,344. His LTI award value was determined based on his annualized base salary and higher target level as CEO. All other compensation, as included in the Summary Compensation Table, was adjusted, where appropriate to reflect annualized amounts.

62

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2020 FISCAL YEAR

On an annual basis, the Audit Committee approves and appoints the independent registered public accounting firm. During its February 11, 2020 meeting, PricewaterhouseCoopers LLP (“PwC”) was appointed to audit the consolidated financial statements of the Company for the year ending January 3, 2021. This firm has served as the Company’s independent registered public accounting firm since 1960 and is considered to be well qualified. The reappointment process for the independent registered public accounting firm includes an annual assessment that takes into consideration, but is not limited to, a review of the following:

1. Quality of services and sufficiency of resources provided by the auditor

• Knowledge and skills to meet the Company’s audit requirements

• Partner rotation (every 5 years)

• Appropriate audit engagement partner

• Engagement letter compliance

• Industry experience

• Results of consultations

• Audit cost (fee negotiations included)

• Long tenure and familiarity with the Company’s accounting policies

2. Communication and interaction during the engagements

• Professional and open dialog

• Accessibility

• Current accounting developments conversations

3. Independence, objectivity, and professional skepticism

• Assessment of audit evidence

• Internal Audit reliance

The Board of Directors seeks ratification of the appointment of PwC. The representatives of the firm are expected to be present at the Annual Meeting and will be available to respond to all appropriate questions.

Audit and Non-Audit Fees

The Audit Committee is responsible for the compensation (including negotiations) of the independent registered public accounting firm and requires pre-approval of all audit and non-audit services prior to engagement by the Company. In conjunction with the pre-approval, the Committee considers whether non-audit services are consistent with the rules and regulations of the SEC on auditor independence. The authority of the Audit Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

The table below displays the fees incurred from the audit and non-audit services provided by PwC.

	2018 ($)	2019 ($)
Audit Fees	3,872,647	3,968,500
Audit Related Fees	0	0
Tax Fees	66,000	159,000
All Other Fees	1,800	2,800
Total	3,940,447	4,130,300

Audit Fees: Audits and quarterly reviews of our consolidated financial statements, statutory audits, attestation of controls, issuance of consent, and assistance with review of documents filed with the SEC.

Audit Related Fees: Technical assistance with new accounting standards and services associated with international regulatory reporting.

Tax Fees: Tax and transfer pricing consulting.

All Other Fees: Accounting research.

63

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP

Report of the Audit Committee

Management is responsible for the preparation, presentation and integrity of Kelly’s financial statements, for its accounting and financial reporting principles, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of Kelly’s financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion as to the conformity of Kelly’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The independent registered public accounting firm has free access to the Committee to discuss any matters it deems appropriate.

In performing its oversight role, the Committee has considered and discussed the audited financial statements of Kelly for the fiscal year ended December 29, 2019 with each of management and PwC, the independent registered public accounting firm. The Committee has also discussed with PwC the matters required to be discussed by applicable requirements of the PCAOB. The Committee has received the written disclosures of the PCAOB regarding the auditors’ independence and has discussed with PwC its independence.

Based on the reports and discussions described in this Report, the Committee recommended to the Board that the audited financial statements of Kelly for 2019 be included in the 2019 Annual Report on Form 10-K.

THE AUDIT COMMITTEE LESLIE A. MURPHY, CHAIR TERRENCE B. LARKIN GERALD S. ADOLPH ROBERT S. CUBBIN

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Questions and Answers

KELLY SERVICES, INC.

999 West Big Beaver Road

Troy, Michigan 48084-4716

April 6, 2020

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING

Q)	WHERE ARE WE HOLDING THE ANNUAL MEETING AND COULD EMERGING DEVELOPMENTS REGARDING THE CORONAVIRUS AFFECT OUR ABILITY TO HOLD AN IN-PERSON ANNUAL MEETING?

A)

We are currently planning to hold the 2020 Annual Meeting of Stockholders at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4716. However, we are monitoring the coronavirus situation closely and if we determine that holding an in-person annual meeting could pose a risk to the health and safety of our stockholders, employees, and directors, the Company may decide to instead hold a Virtual Annual Meeting. If we decide to use that format, we will make a public announcement via a press release as soon as practicable prior to the meeting.

In such event, to attend and participate in the Virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit kellyservices.com for instructions and use their 16-digit Control Number provided in the Notice to log in to this website. Beneficial holders will need to obtain a “legal proxy” from their broker if they want to vote during the virtual meeting. Beneficial holders will need to send our transfer agent, Computershare, the legal proxy before the meeting and they will then issue via email, an authorized control number. Instructions will be available on the Company’s website following the press release.

Q)	WHO IS MAKING THE SOLICITATION IN THIS PROXY STATEMENT?

A)

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. for use at the Annual Meeting of Stockholders of the Company to be held at its corporate offices in Troy, Michigan on May 6, 2020 for the purposes set forth in the Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to Class B stockholders of the Company is April 6, 2020.

Q)	WHO WILL BEAR THE COST OF THE PROXY SOLICITATION?

A)

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of Class B stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

A copy of the Company’s Annual Report and Annual Report on Form 10-K as of December 29, 2019, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

Q)	WHO IS ENTITLED TO VOTE?

A)

Only stockholders of record of our Class B Common Stock, par value $1.00 per share, at the close of business on March 16, 2020, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Class B Common Stock is the only class of the Company’s securities with voting rights.

At the close of business on March 16, 2020, the number of issued and outstanding voting securities (exclusive of treasury shares) was shares of the Class B Common Stock. Class B stockholders on the record date will be entitled to one vote for each share held of record.

Q)	HOW DO I VOTE?

A)	We encourage Class B stockholders to return their proxies promptly via the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the Internet, QR code scan, or telephone.

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Questions and Answers

Q)	HOW IS MY VOTE COUNTED?

A)

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Company’s Board of Directors on each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Q)	CAN I REVOKE MY PROXY AFTER I HAVE SUBMITTED IT?

A)

If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company or by submitting a later dated proxy, provided such notice or later dated proxy is received by 11:59 p.m., Central Time, on May 5, 2020, or by appearing in person at the Annual Meeting.

Q)	WHAT CONSTITUTES A QUORUM?

A)

Pursuant to the Company’s Bylaws, the holders of 60% of the issued and outstanding shares of Class B Common Stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.

Q)	WHAT IS A BROKER NON-VOTE?

A)

A “broker non-vote” occurs if a broker or other nominee indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Q)	HOW IS IT DETERMINED IF A MATTER HAS BEEN APPROVED?

A)

Under our Bylaws, directors are elected by plurality vote and the nominees who receive the greatest number of votes at the Annual Meeting will be elected. Withheld votes and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors.

The affirmative vote of a majority of the Class B shares present in person (provided meeting is held in Michigan) or by proxy at the Annual Meeting and entitled to vote on such proposal will be required to approve Proposal 2 and Proposal 3. Abstentions will have the effect of negative votes with respect to these proposals. Broker non-votes will not be taken into account for purposes of these proposals.

Q)	WHAT HAPPENS IF ADDITIONAL MATTERS (OTHER THAN THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT) ARE PRESENTED AT THE ANNUAL MEETING?

A)

If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B Common Stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

Q)	HOW CAN I COMMUNICATE WITH THE BOARD?

A)

Stockholders may communicate with the Board in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Q)	WHAT IS THE DEADLINE TO SUBMIT STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE COMPANY’S 2020 ANNUAL MEETING OF STOCKHOLDERS?

A)

If a Class B stockholder intends to present a proposal for inclusion in the proxy materials to be distributed by us in connection with the Company’s 2021 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Corporate Secretary no later than December 7, 2020. The proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

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Questions and Answers

Our Bylaws contain an advance notice of stockholder business and nominations requirement, which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends at an annual meeting of stockholders to nominate a person for the election to the Board or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Corporate Secretary of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in our Bylaws, the Company may disregard such nomination or proposal. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Corporate Secretary, at its principal executive office, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proceeding year’s annual meeting. To be timely for the 2021 Annual Meeting of Stockholders, the notice must be received by the Corporate Secretary no earlier than January 6, 2021 and no later than February 5, 2021. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the Company’s 2021 Annual Meeting of Stockholders and such proposal is not delivered within the time frame specified in our Bylaws, the Company’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

In each case, proposals made under Rule 14a-8 and nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing and received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716.

67

999 West Big Beaver Road

Troy, Michigan 48084-4716

248.362.4444

kellyservices.com

C1234567S9 KELLY SERVICES ENDORSEMENT_LINE____ 000004 SACKPACK. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD A ADD 5 ADD 6 OCOOOCOOO.OOOCOD ext OCOOOCOOO.OOOCOD ext OCOOOCOOO.OOOCOD ext OOOOOOOCO.COOOCO ext OOOODDOCO.CODOCO ext OOOOOOOCO.COOOCO ext Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 pm., Central Time, on May 5,2020 Online Go to www.envisionreports.com/kelyb or scan the QR code - login details are located in the shaded bar below. Using a black pen, mark your votes with an X as shown in this example. Please do not write outside the designated ares. X Phone Call toll free 1-800-652-V0TE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/kelyb Annual Meeting Proxy Card ( 1234 5678 9012 345 ) IF VOTING BY MAIL. SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE EMOOSEO ENVELOPE A Proposals - The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Oirectors: 01 - D.R. Parfet For ? Withhold ? 02 - P.W. Curley For ? Withhold ? 03 - C.W. Adderley For ? + Withhold ? 0-4 - G.S. Adotph ? ? OS - G.S. Corona ? ? 06 - R.S. Cubbin ? ? 07 - J.E. Outlon ? ? 08 - T.B. Larkin ? ? 09 - L.A. Murphy ? ? 2. Non-binding advisory vote on executive compensation. For Against Abstain 3. Ratification ol PricewaterhouseCocpers LLP as independent accountants for the 2020 fiscal year. For Against Abstain 4. Transacting any other business as may properly come before the Meeting or any postponement or adjournments thereof. B Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, adminisVator. corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 JNT 9 2 B V 454973 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND + 03725B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/kelyb Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/kelyb IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Kelly Services, Inc. + Notice of Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting - May 6, 2020 The undersigned hereby names, constitutes and appoints Olivier G . Thirot and James M. Polehna, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys - in - fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc . Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 6 , 2020 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. (Continued to be marked, dated and signed, on the other side.) C Non - Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD +